                                                                   Exhibit 10.40

                                CREDIT AGREEMENT

                                     BETWEEN

                               FLEET NATIONAL BANK

                                       AND

                                 ePRESENCE, INC.

                             Dated: October 6, 2000

                                  -------------

                                Table of Contents

                                                                          Page
                                                                          ----

SECTION I.    DEFINITIONS....................................................1
      1.1.  Definitions......................................................1
      1.2.  Rules of Interpretation.........................................14
SECTION II.   DESCRIPTION OF CREDIT.........................................15
      2.1.  Loans...........................................................15
      2.2.  The Note........................................................16
      2.3.  Notice and Manner of Borrowing or Conversion of Loans...........16
      2.4.  Interest Rates and Payments of Interest.........................17
      2.5.  Fees............................................................18
      2.6.  Payments and Prepayments of the Loans...........................19
      2.7.  Method of Payments..............................................20
      2.8.  Indemnity.......................................................20
      2.9.  Computation of Interest and Fees................................21
      2.10.  Changed Circumstances; Illegality..............................21
      2.11.  Increased Costs................................................22
      2.12.  Capital Requirements...........................................23
SECTION IIA   LETTERS OF CREDIT.............................................23
      2A.1.  Issuance.......................................................23
      2A.2.  Reimbursement Obligation of the Borrower.......................24
      2A.3.  Letter of Credit Payments......................................24
      2A.4.  Obligations Absolute...........................................25
      2A.5.  Reliance by the Issuing Bank and the Lender....................25
SECTION III.  CONDITIONS OF LOANS AND LETTERS OF CREDIT.....................26
      3.1.  Conditions Precedent to Initial Loans...........................26
      3.2.  Conditions Precedent to all Loans and Letters of Credit.........27
SECTION IV.   REPRESENTATIONS AND WARRANTIES................................29
      4.1.  Organization; Qualification; Business...........................29
      4.2.  Corporate Authority.............................................29
      4.3.  Valid Obligations...............................................29
      4.4.  Consents or Approvals...........................................30
      4.5.  Title to Properties; Absence of Encumbrances....................30
      4.6.  Financial Statements............................................30
      4.7.  Changes.........................................................31
      4.8.  Solvency........................................................31
      4.9.  Defaults........................................................31
      4.10.  Taxes..........................................................31
      4.11.  Litigation.....................................................31
      4.12.  Subsidiaries...................................................31
      4.13.  Investment Company Act.........................................32
      4.14.  Compliance.....................................................32
      4.15.  ERISA..........................................................32
      4.16.  Environmental Matters..........................................32
      4.17.  Restrictions on the Borrower...................................34


                                       i
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                                Table of Contents
                                -----------------
                                   (continued)
                                                                          Page
                                                                          ----

      4.18.  Labor Relations................................................34
      4.19.  Margin Rules...................................................34
      4.20.  Disclosure.....................................................34
      4.21.  Intellectual Property..........................................34
SECTION V.    AFFIRMATIVE COVENANTS.........................................35
      5.1.  Financial Statements............................................35
      5.2.  Conduct of Business.............................................37
      5.3.  Maintenance and Insurance.......................................37
      5.4.  Taxes...........................................................38
      5.5.  Inspection......................................................38
      5.6.  Maintenance of Books and Records................................38
      5.7.  Use of Proceeds.................................................38
      5.8.  Further Assurances..............................................38
      5.9.  Notification Requirements.......................................38
      5.10.  ERISA Reports; Compliance......................................39
      5.11.  Environmental Compliance.......................................39
      5.12.  Inactive Subsidiaries..........................................40
SECTION VI.   FINANCIAL COVENANTS...........................................40
      6.1.  Consolidated Net Worth..........................................40
      6.2.  Leverage Ratio..................................................41
      6.3.  Interest Coverage...............................................41
      6.4.  Quick Ratio.....................................................41
SECTION VII.  NEGATIVE COVENANTS............................................41
      7.1.  Indebtedness....................................................41
      7.2.  Contingent Liabilities..........................................42
      7.3.  Encumbrances....................................................42
      7.4.  Consolidation, Merger or Acquisition, Dispositions..............43
      7.5.  Subsidiaries....................................................45
      7.6.  Restricted Payments.............................................45
      7.7.  Investments; Purchases of Assets................................45
      7.8.  ERISA Compliance................................................46
      7.9.  Transactions with Affiliates....................................46
      7.10.  Fiscal Year....................................................46
SECTION VIII. DEFAULTS......................................................47
      8.1.  Events of Default...............................................47
      8.2.  Remedies........................................................48
SECTION IX.   ASSIGNMENT AND PARTICIPATION..................................49
      9.1.  Assignment......................................................49
      9.2.  Participations..................................................50
SECTION X.    GENERAL.......................................................51
      10.1.  Notices........................................................51
      10.2.  Expenses.......................................................52
      10.3.  Indemnification................................................52


                                       ii
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                                Table of Contents
                                -----------------
                                   (continued)
                                                                          Page
                                                                          ----

      10.4.  Survival of Covenants, Etc.....................................53
      10.5.  Set-Off........................................................53
      10.6.  No Waivers.....................................................53
      10.7.  Amendments, Waivers, etc.......................................54
      10.8.  Binding Effect of Agreement....................................54
      10.9.  Captions; Counterparts.........................................54
      10.10.  Entire Agreement, Etc.........................................54
      10.11.  Waiver of Jury Trial..........................................54
      10.12.  Governing Law.................................................55
      10.13.  Severability..................................................55
      10.14.  Replacement of Lost Notes.....................................55
      10.15.  Confidentiality...............................................55

                                    SCHEDULES

SCHEDULE 1 - Commitments of Lender
SCHEDULE 2 - Outstanding Letters of Credit

                                    EXHIBITS

EXHIBIT A - Form of Revolving Credit Note
EXHIBIT B - Form of Notice of Borrowing or Conversion
EXHIBIT C - Disclosure
EXHIBIT D - Form of Report of Chief Financial Officer
EXHIBIT E - Form of Borrowing Base Report

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is made as of October 6, 2000, by and between ePresence, Inc., a Massachusetts corporation, having its chief executive office at 120 Flanders Road, P.O. Box 5013, Westboro, MA 01581-5013 (the "Borrower"), and FLEET NATIONAL BANK, a national bank having its head office at 100 Federal Street, Boston, Massachusetts 02110 ("Fleet" or the "Lender").

      WHEREAS, the Borrower has requested the Lender to extend credit in the form of loans and letters of credit, and the Lender is willing to make loans to the Borrower and the Issuing Bank (as defined in Section I) is willing to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION I.

                                   DEFINITIONS

      1.1.  Definitions.

      All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

      Accounts Receivable and Accounts. All of the accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents and chattel paper of the Borrower and all other debts, obligations and liabilities in whatever form owing to the Borrower from any Person for goods sold or for services rendered, or however otherwise established or created, all guarantees and security therefor, all right, title and interest of the Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.

      Affected Loans. See Section 2.10.

      Affiliate. With reference to any Person, (i) any director, officer or employee of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

      Agreement. This Credit Agreement, including the Exhibits and Schedules hereto, as the same may be supplemented, amended or restated from time to time.

      Alternate Prime Rate. The greater of (i) the rate of interest announced from time to time by Fleet at its head office as its "Prime Rate", and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change without notice or demand of any kind.

      Applicable Margin. As of any date, with respect to Prime Rate Loans, LIBOR Loans, Commitment Fees or Letter of Credit Fees, the applicable percentage set forth below opposite the applicable Leverage Ratio in effect at such date, provided, however that during the period from the Closing Date through and including the date upon which Fleet receives the audited financial statements required pursuant to Section 5.1(a) for the fiscal year ending December 31, 2000, the Leverage Ratio shall be deemed to be less than 1.00, but greater than or equal to 0.50 for purposes of determining the Applicable Margin:

                                  Applicable Margin
                       --------------------------------------

       Leverage        Prime Rate       LIBOR       Commitment      Letter of
        Ratio             Loans         Loans           Fee        Credit Fee
        -----             -----         -----           ---        ----------
 Less than 1.00:1.00,     0.75%         2.25%          0.35%          2.25%
 but greater than or
  equal to 0.50:1.00
 Less than 0.50:1.00      0.50%         1.75%          0.25%          1.75%

      Assignee. See Section 9.1.

      Available Cash. All cash and cash equivalents of the Borrower and its Subsidiaries, plus any items of the type described in clauses (i) through (iv) under the definition of Qualified Investments, plus the aggregate Equity Derivative Base Amount of approved Equity Derivative Contracts.

      Banyan Intellectual Property. The Intellectual Property of the Borrower used in connection with or relating to the business conducted by the Borrower and its predecessors under the name Banyan Systems Incorporated, including without limitation the Intellectual Property as set forth on Exhibit C, but in no event any Intellectual Property which generates a material amount of revenue for the Borrower or its Subsidiaries in their current businesses.

      Banyan Intellectual Property Disposition. The disposition by the Borrower, by sale or otherwise, of all Banyan Intellectual Property.

      Borrower. See Preamble.

      Borrower Security Agreement. The Security Agreement, dated as of the Closing Date, made by the Borrower in favor of the Lender, as amended and in effect from time to time.

      Borrower's Accountants. PriceWaterhouseCoopers, or such other independent certified public accountants as are selected by the Borrower and reasonably acceptable to the Lender.

      Borrowing Base. An amount equal to (a) the sum of 85% of the unpaid face amount of all Eligible Accounts.

      Borrowing Base Report. A report signed by any Responsible Officer and in substantially the form of Exhibit E hereto.

      Business Day. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day on which dealings in U.S. dollar deposits are also carried on in the London interbank market and banks are open for business in London.

      Capital Expenditures. Without duplication, any expenditure for fixed or capital assets, leasehold improvements, capital leases, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the capitalized amount (as determined under GAAP) of the obligations under such lease to pay rent and other amounts, and (iii) expenditures in any construction in progress account of the Borrower.

      Closing Date. The first date on which the conditions set forth in Sections
3.1 and 3.2 have been satisfied and any Loans are to be made, or Letters of Credit are to be issued or deemed issued hereunder.

      Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      Collateral. All of the property, rights and interests of the Borrower and the Guarantors that are or are intended to be subject to the security interests and liens created by the Security Documents.

      Commitment. The Revolving Credit Commitment.

      Commitment Fee. See Section 2.5(a).

      Consents. See Section 7.4(b)(iii).

      Consolidated Current Liabilities. The aggregate amount of Indebtedness of the Borrower and its Subsidiaries that may properly be classified as current liabilities in accordance with GAAP and in any event including, without limitation, (i) the Obligations and (ii) any other direct or indirect Indebtedness and other liabilities of the Borrower and its Subsidiaries that are payable on demand or within one year from the creation thereof, but excluding Deferred Revenues and any liabilities of Switchboard.

      Consolidated Net Income. For any fiscal period, the consolidated net income of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, except that in no event shall such consolidated net income include: (i) any gain or loss arising from any write-up of assets, except to the extent inclusion thereof shall be approved in writing by the Lender; (ii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;
(iii) any extraordinary or nonrecurring gains; (iv) any deferred or other credit representing any excess of the equity of any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; (v) the net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions; (vi) the proceeds of any life insurance policy;
(vii) earnings or losses of Switchboard; and (viii) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall be made from income arising during such period.

      Consolidated Net Worth. At any date as of which the amount thereof shall be determined, the consolidated total assets of the Borrower and its Subsidiaries, minus , without duplication, the following: (a) Consolidated Total Liabilities, (b) any assets of Switchboard, and (c) the sum of any amounts attributable to (i) all reserves not already deducted from assets or included in Consolidated Total Liabilities, (ii) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the Initial Financial Statement, (iii) the value of any minority interests in Subsidiaries,
(iv) intercompany accounts with Subsidiaries and Affiliates (including receivables due from Subsidiaries and Affiliates), (v) the value, if any, attributable to any capital stock or other equity interests of the Borrower or any Subsidiary held in treasury, and (vi) the value, if any, attributable to any notes or subscriptions receivable due from equity holders in respect of capital stock or other equity interests.

      Consolidated Tangible Net Worth. At any date as of which the amount thereof shall be determined, the Consolidated Net Worth, minus the book value, net of applicable reserves, of all intangible assets of the Borrower and its Subsidiaries, including, without limitation, goodwill, trademarks, copyrights, patents and any similar rights, and unamortized debt discount and expense.

      Consolidated Total Liabilities. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries, including in any event all Indebtedness and any deferred tax liability, but excluding any liabilities of Switchboard and the value of any minority interests of the Borrower in its Subsidiaries.

      Contra Customer. Any customer or other Person with whom the Borrower has a contract or agreement of any kind (including an account payable) and in respect of whom there is an Account included in Eligible Accounts.

      Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

      Deferred Revenues. Any of the consolidated revenues of the Borrower and its Subsidiaries recognition of which are required to be deferred in accordance with GAAP.

      Drawdown Date. The Business Day on which any Loan is made or is to be made or Letter of Credit is to be issued or deemed issued hereunder.

      EBITDA. For any fiscal period, an amount equal to Consolidated Net Income for such period, plus the following (without duplication), to the extent excluded or deducted in computing such Consolidated Net Income: (i) Interest Expense, (ii) taxes, (iii) depreciation and (iv) amortization of goodwill and other intangibles.

      Eligible Accounts. An Account Receivable which:

            (a) is not unpaid more than 90 days after invoice date and is not more than 90 days past due under the original terms of sale;

            (b) arose in the ordinary course of business of the Borrower as a result of services which have been performed for the account debtor or the sale of goods which have been shipped to the account debtor;

            (c) is the legal, valid and binding obligation of the account debtor thereunder, is assignable, is owned by the Borrower free and clear of all Encumbrances (except in favor of the Lender) and is subject to a valid, perfected first security interest of the Lender (and, if the account debtor is the United States of America or any agency or instrumentality thereof, the right to payment has been assigned to the Lender in compliance with the Assignment of Claims Act of 1940, as amended) and is not evidenced by a promissory note or other instrument;

            (d) has not been materially reduced and is not subject to material reduction, as against the Borrower, its agents or the Lender, by any offset, counterclaim, adjustment, credit, allowance or other defense, and as to which there is no (and no basis for any) return, rejection, loss or damage of or to the goods giving rise thereto, or any request for credit or adjustments known to the Borrower;

            (e) is not uncollectible or reasonably likely to become uncollectible for any reason, including, without limitation, return, rejection, repossession, loss of or damage to the merchandise giving rise thereto, a merchandise or other dispute, any bankruptcy, insolvency, adverse credit rating or other financial difficulty of the account debtor, or any impediment to the assertion of a claim or commencement of an action against the account debtor (including as a consequence of the failure of the Borrower to be qualified or licensed in any jurisdiction where such qualification or licensing is required), all as reasonably determined by the Lender in its sole discretion;

            (f) is not owing from any Affiliate of the Borrower;

            (g) is owing from an account debtor located in the United States;

            (h) is owing from an account debtor at least 80% of whose accounts payable owing to the Borrower are Eligible Accounts;

            (i) if owing from any Contra Customer, will be eligible only to the extent it exceeds the amount of the Borrower's accounts payable to such Contra Customer; and

            (j) has not been designated by the Lender in its sole discretion by notice to the Borrower as unacceptable for any reason.

      Eligible Equity Derivative Contracts. Equity Derivative Contracts purchased by the Borrower in connection with Investments permitted under Section
7.7 of this Agreement from the Lender or an Affiliate of the Lender.

      Eligible Foreign Currency Contracts. Foreign Currency Contracts purchased by the Borrower from the Lender.

      Eligible Interest Rate Contracts. Interest Rate Contracts purchased by the Borrower from the Lender.

      Encumbrances. See Section 7.3.

      Environmental Laws. Any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules and ordinances (whether now existing or hereafter enacted or promulgated), and all applicable judicial, administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials.

      Equity Derivative Base Amount. In connection with any Equity Derivative Contract which is approved by the Bank at the request of the Borrower, the minimum amount of cash that the Borrower is assured of realizing as a result of
(a) liquidation of the underlying securities and (b) any required payment by the counterparty thereunder as represented by the Borrower to the Bank and acknowledged by the Bank, it being agreed that the Equity Derivative Contracts dated January 21, 2000 and February 24, 2000 between BankBoston, N.A. and the Borrower relating to an aggregate 400,000 shares of common stock of Software.Com, Inc. is approved by the Bank for purposes of this definition based upon the Borrower's representation that the Equity Derivative Base Amount in connection therewith is $33,600,000.

      Equity Derivative Contracts. Puts, calls, collar contracts and any other agreements or arrangements designed to provide protection against fluctuations in prices of equity securities with respect to equity securities of (a) Switchboard, (b) Software.com or (c) any other Person investments in which are permitted under Section 7.7 of this Agreement or consented to in writing by the Lender.

      ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      ERISA Affiliate. Any trade or business, whether or not incorporated, that is treated as a single employer with the Borrower under Section 414(b), (c), (m) or (o) of the Code and Section 4001(a)(14) of ERISA.

      ERISA Event. (a) Any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower of any ERISA Affiliate from the PBGC or a plan administrator or any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability (as defined in Part I of Subtitle E of Title IV of ERISA) with respect to any Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

      Event of Default. Any event described in Section 8.1.

      Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

      Foreign Currency Contracts. Forward contracts, hedge agreements, options on any of the foregoing and any other agreements or arrangements designed to provide protection against fluctuations in foreign currency exchange rates.

      GAAP. Generally accepted accounting principles, consistently applied.

      Guarantees. As applied to the Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

      Guarantors Security Agreements. Each of the Security Agreements, dated as of the Closing Date, made by the Guarantors in favor of the Lender, each as amended and in effect from time to time.

      Guarantors. Strategic Network Designs, Inc., a New Jersey corporation, ePresence Web Consulting, Inc., a New Jersey corporation, ePresence Securities Corporation, a Massachusetts corporation, ePresence International Incorporated, a Massachusetts corporation, and all future domestic direct and indirect Subsidiaries of the Borrower, but excluding any Inactive Subsidiaries and Switchboard, unless and until the Borrower and/or a Subsidiary of the Borrower owns directly or indirectly 100% of the outstanding equity securities of Switchboard.

      Hazardous Material. Any substance (i) the presence of which in a waste stream, in the environment or in the workplace requires or may hereafter require notification, investigation, removal or remediation under any Environmental Law;
(ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous pursuant to any Environmental Law; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, friable asbestos or polychlorinated biphenyls ("PCB's").

      Inactive Subsidiaries. Coordinate.com Incorporated, a Massachusetts corporation, Beyond Incorporated, a Massachusetts corporation, Banyan Systems Asia Pacific Incorporated, a Massachusetts corporation, Banyan Systems (Taiwan) Inc., a Massachusetts corporation, and any other Subsidiary of the Borrower having assets with (i) a fair market value of less than $100,000 and (ii) less than $25,000 in revenues for the immediately proceeding 12 month period

      Indebtedness. As applied to the Borrower and its Subsidiaries, without duplication, (i) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, (v) all Guarantees, (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Borrower or any of its Subsidiaries,
(vii) obligations in respect of Interest Rate Contracts, Equity Derivative Contracts and Foreign Currency Contracts, and (viii) all other obligations which, in accordance with GAAP, would be included as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries, but excluding anything in the nature of capital stock, capital surplus and retained earnings.

      Initial Financial Statement. See Section 4.6.

      Intellectual Property. All (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software (in both source code and object form code), data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and (vi) other proprietary rights relating to any of the foregoing.

      Intellectual Property Security Documents. The Memorandum of Grant of Security Interest In Copyrights, Patent Collateral Security and Pledge Agreement, and Trademark Collateral Security and Pledge Agreement, each dated as of the date hereof

      Interest Expense. For any fiscal period, the consolidated interest expense (including imputed interest on capitalized lease obligations) and amortized debt discount on Indebtedness of the Borrower and its Subsidiaries for such period.

      Interest Period. With respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:

            (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

            (iii) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; and

            (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a Loan would be for a shorter period, such Interest Period shall not be available hereunder.

      Interest Rate Contracts. Interest rate swap agreements, interest rate collar agreements, options on any of the foregoing and any other agreements or arrangements designed to provide protection against fluctuations in interest rates.

      Investment. As applied to the Borrower and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person (including any Subsidiary), any loan, advance or extension of credit (excluding Accounts Receivable arising in the ordinary course of business) to, or contribution to the capital of, any other Person (including any Subsidiary), any real estate held for sale or investment (but excluding the assignment or subletting of excess leased space by the Borrower or its Subsidiaries in the ordinary course of business), any securities or commodities futures contracts held, any other investment in any other Person (including any Subsidiary), and the making of any commitment or acquisition of any option to make an Investment.

      Issuing Bank. Fleet.

      Lender. See Preamble.

      Letter of Credit Applications. Applications for Letters of Credit in such form as may be required by the Issuing Bank from time to time which are executed and delivered by the Borrower to the Issuing Bank pursuant to Section 2A, as the same may be amended or supplemented from time to time.

      Letter of Credit Fee. See Section 2.5(b).

      Letter of Credit Sublimit. $5,000,000.

      Letters of Credit. See Section 2A.l(a).

      Leverage Ratio. As of the end of any fiscal quarter, the ratio of (i) Consolidated Total Liabilities as of the end of such fiscal quarter, to (ii) Consolidated Tangible Net Worth as of the end of such fiscal quarter.

      LIBOR Loan. Any Loan bearing interest at a rate determined with reference to the LIBOR Rate.

      LIBOR Rate. With respect to any LIBOR Loan for any Interest Period, the rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to the Lender by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

      Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Subsidiary Guaranty and the Security Documents, together with any agreements, instruments or documents executed and delivered pursuant to or in connection with any of the foregoing.

      Loans. The Loans made or to be made by the Lender to the Borrower pursuant to Section II of this Agreement, including Revolving Credit Loans and unpaid Reimbursement Obligations.

      Maximum Drawing Amount. The maximum aggregate amount from time to time that beneficiaries may draw under outstanding Letters of Credit.

      Municipal Bonds. Notes, bonds and other obligations of political subdivisions located in the United States of America that, as to principal and interest, constitute direct obligations of such subdivisions.

      Multiemployer Plan. Any plan which is a Multiemployer Plan as defined in
Section 4001(a)(3) of ERISA.

      Note Record. Any internal record, including a computer record, maintained by the Lender with respect to any Loan.

      Notes. The Revolving Credit Note and any other notes issued to Assignees or Participants pursuant to Section IX.

      Notice of Borrowing or Conversion. The notice, substantially in the form of Exhibit B hereto, to be given by the Borrower to the Lender to request a Loan or to convert an outstanding Loan of one Type into a Loan of another Type, in accordance with Section 2.3.

      Obligations. Any and all obligations of the Borrower to the Lender and the Issuing Bank of every kind and description pursuant to or in connection with the Loan Documents, Eligible Interest Rate Contracts, Eligible Equity Derivative Contracts and Eligible Foreign Currency Contracts, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

      Participant. See Section 9.2.

      Pension Plan. Any Plan which is an "employee pension benefit plan" (as defined in ERISA).

      PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      Permitted Acquisition. See Section 7.4(a)

      Permitted Encumbrances. See Section 7.3.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or governmental agency or political subdivision thereof.

      Plan. Any "employee pension benefit plan" or "employee welfare benefit plan" (each as defined in Section 3 of ERISA) maintained by the Borrower or any Subsidiary.

      Pledge Agreement. The Pledge Agreement dated as of the Closing Date made by the Borrower in favor of the Lender pledging the Borrower's outstanding equity interests in the domestic Subsidiaries.

      Prime Rate Loan. Any Loan bearing interest determined with reference to the Alternate Prime Rate.

      Prohibited Transaction. Any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

      Qualified Investments. As applied to the Borrower and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America and that have maturity dates not more than twenty-seven months from the date of acquisition, (ii) certificates of deposit, demand deposit accounts or other deposit instruments or accounts maintained in the ordinary course of business with banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000 which certificates of deposit and other deposit instruments, if not payable on demand, have maturities of not more than twenty-seven months from the date of acquisition, (iii) commercial paper and Municipal Bonds that are rated not less than prime-one or A-1 or their equivalents by Moodys Investors Service, Inc. or Standard & Poors Corporation, respectively, or their successors, and in each case maturing not more than twenty-seven months from the date of acquisition,
(iv) any repurchase agreement secured by any one or more of the foregoing, (v) advances to employees for business related expenses to be incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $100,000 in the aggregate outstanding at any one time, provided that advances to any single employee shall not exceed $25,000 in the aggregate outstanding at any one time, (vi) outstanding advances to employees in the aggregate amount of $850,000 to cover personal income tax liabilities in connection with the vesting of restricted equity securities of the Borrower; and (vii) future advances to employees in an aggregate amount not to exceed $3,000,000 to cover personal income tax liabilities in connection with the grant or vesting of restricted equity securities of the Borrower.

      Quick Ratio. As of the end of any fiscal quarter, the ratio of (x) Available Cash, plus Eligible Accounts Receivable, but minus any stock and any assets of Switchboard, to (y) Consolidated Current Liabilities as of the end of such fiscal quarter.

      Reimbursement Obligation. The Obligation of the Borrower to reimburse the Issuing Bank and the Lender on account of any drawing under any Letter of Credit as provided in Section 2A.2.

      Reserve Percentage. For any Interest Period, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which the Lender is subject with respect to "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors). The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage without notice or demand of any kind.

      Responsible Officer. The chief financial officer of the Borrower and any other officer of the Borrower designated by the chief financial officer to sign Borrowing Base Reports and Notices of Borrowing or Conversion.

      Restricted Payment. Any dividend, distribution, loan, advance, guaranty, extension of credit or other payment, whether in cash or property to or for the benefit of any Person who holds an equity interest in the Borrower or any of its Subsidiaries, whether or not such interest is evidenced by a security, and any purchase, redemption, retirement or other acquisition for value of any capital stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock.

      Revolving Credit Commitment. The maximum dollar amount of credit which the Lender has agreed to loan to the Borrower as Revolving Credit Loans or make available to the Borrower pursuant to Letters of Credit upon the terms and subject to the conditions of this Agreement, initially as set forth on Schedule 1 attached hereto, as the Lender's Revolving Credit Commitment may be modified pursuant hereto and in effect from time to time.

      Revolving Credit Loans. See Section 2.1(a).

      Revolving Credit Maturity Date. October 6, 2003.

      Revolving Credit Note. See Section 2.2(a).

      Security Agreements. The Borrower Security Agreement and the Guarantors Security Agreement.

      Security Documents. The Security Agreements, the Intellectual Property Security Documents and the Pledge Agreement, each in favor of the Lender, to secure Obligations and dated the Closing Date, in each case as amended and/or restated and in effect from time to time, and any additional documents evidencing or perfecting the Lender's lien on the Collateral.

      Software.com. Software.com, Inc. a Delaware corporation.

      Subsidiary. With respect to any Person, any corporation, association, joint stock company, business trust, partnership, limited liability company or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by such Person or a Subsidiary of such Person; or any other such organization the management of which is directly or indirectly controlled by such Person or a Subsidiary of such Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which such Person has more than a 50% ownership interest provided however, that notwithstanding anything to the contrary in this Agreement, Switchboard shall not be deemed a Subsidiary of the Borrower unless and until the Borrower and/or a Subsidiary of the Borrower owns directly or indirectly 100% of the outstanding equity securities of Switchboard.

      Subsidiary Guaranty. That certain Subsidiary Guaranty, dated as of the Closing Date from the Guarantors in favor of the Lender.

      Switchboard. Switchboard, Inc., a Delaware corporation.

      Total Revolving Credit Outstandings. At any time, the sum of (i) the aggregate outstanding principal balance of Revolving Credit Loans at the time, and (ii) the Maximum Drawing Amount at the time.

      Type. A LIBOR Loan or a Prime Rate Loan.

      1.2. Rules of Interpretation.

            (a) all terms of an accounting character used herein but not defined herein shall have the meanings assigned thereto by GAAP applied on a consistent basis. All calculations for the purposes of Section VI hereof shall be made in accordance with GAAP.

            (b) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

            (c) The singular includes the plural and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) The words "include", "includes" and "including" are not limiting.

            (f) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

            (g) All terms not specifically defined herein or by GAAP that are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, shall have the meanings assigned to them in such Uniform Commercial Code.

                                  SECTION II.

                              DESCRIPTION OF CREDIT

      2.1.  Loans.

            (a) Revolving Credit Loans. Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Lender agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower at the Borrower's request from time to time from and after the Closing Date and prior to the Revolving Credit Maturity Date, provided that the Total Revolving Credit Outstandings (after giving effect to all requested Revolving Credit Loans and Letters of Credit) shall not at any time exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, prepay and reborrow amounts, up to the limits imposed by this Section 2.1(a), from time to time between the Closing Date and the Revolving Credit Maturity Date upon request given to the Lender pursuant to Section 2.3. Each request for a Revolving Credit Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request.

            (b) LIBOR Loan Limitations. Each LIBOR Loan shall be in a minimum principal amount of $500,000 or in integral multiples of $100,000 in excess of such minimum amount. No more than five (5) LIBOR Loans may be outstanding at any time.

            (c) Conversions. Upon the terms and subject to the conditions and limitations of this Agreement, the Borrower may convert all or a part of any outstanding Loan into a Loan of another Type on any Business Day (which, in the case of a conversion of an outstanding LIBOR Loan shall be the last day of the Interest Period applicable to such LIBOR Loan). The Borrower shall give the Lender prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.3.

            (d) Termination or Reduction of Commitments.

            (i) The Revolving Credit Commitment shall terminate at 5:00 p.m. Boston time on the Revolving Credit Maturity Date.

            (ii) Subject to the provisions of Section 2.6 regarding mandatory payments, the Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Lender to reduce by $1,000,000, and in integral multiples of $500,000 if in excess thereof, the Revolving Credit Commitment or to terminate entirely the Revolving Credit Commitment, whereupon the Revolving Credit Commitment shall be reduced by the amount specified in such notice or shall, as the case may be, be terminated entirely.

            (iii) If, as a result of any reduction of the Revolving Credit Commitment, the Maximum Drawing Amount at the time would exceed the Revolving Credit Commitment or the amount of Letters of Credit permitted to be outstanding under Sections 2.1(a) and 2A.1(a) hereof, the Borrower shall, as a condition precedent to any such reduction, deposit with and pledge to the Lender for the benefit of the Lender and the Issuing Bank cash in an amount equal to 110% of such excess. If any Letters of Credit would remain outstanding after the effective date of termination of the Revolving Credit Commitment, in addition to satisfaction of all other applicable terms and conditions of this Agreement, the Borrower shall deposit with and pledge to the Lender cash in an amount equal to 110% of the Maximum Drawing Amount at the effective date of such termination.

            (iv) No reduction or termination of any Commitment may be reinstated.

      2.2.  The Note.

            (a) The Revolving Credit Loans shall be evidenced by a promissory note in substantially the form of Exhibit A hereto, dated as of the Closing Date (the "Revolving Credit Note").

            (b) The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on any Note, an appropriate notation on its Note Record reflecting (as the case may be) the making of such Loan or the receipt of such payment. The outstanding amount of the Loans set forth on the Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

      2.3.  Notice and Manner of Borrowing or Conversion of Loans.

            (a) Except as otherwise provided in this Agreement, whenever the Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another Type, the Borrower shall give the Lender a telephonic notice promptly confirmed by a written Notice of Borrowing or Conversion, which telephonic notice shall be irrevocable and which must be received no later than 2:00 p.m. Boston time on the date (i) one Business Day before the day on which the requested Loan is to be made as or converted to a Prime Rate Loan, and (ii) three Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan. Such Notice of Borrowing or Conversion shall specify (i) the effective date and amount of each Loan or portion thereof requested to be made, continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option requested to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of the term "Interest Period"). If such Notice fails to specify the interest rate option to be applicable to the requested Loan, then the Borrower shall be deemed to have requested a Prime Rate Loan. If the written confirmation of any telephonic notification differs in any material respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.

            (b) Subject to the provisions of the definition of the term "Interest Period" herein, the duration of each Interest Period for a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Conversion. If no Interest Period is specified in a Notice of Borrowing or Conversion with respect to a requested LIBOR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Lender receives a Notice of Borrowing or Conversion after the time specified in subsection (a) above, such Notice shall not be effective. If the Lender does not receive an effective Notice of Borrowing or Conversion with respect to an outstanding LIBOR Loan, or if, when such Notice must be given prior to the end of the Interest Period applicable to such outstanding Loan, the Borrower shall have failed to satisfy any of the conditions hereof, the Borrower shall be deemed to have elected to convert such outstanding Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.

      2.4.  Interest Rates and Payments of Interest.

            (a) Each Loan which is a Prime Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Alternate Prime Rate plus the Applicable Margin, which rate shall change contemporaneously with any change in the Alternate Prime Rate or the Applicable Margin, as provided below. Such interest shall be payable quarterly in arrears on the first Business Day of each quarter.

            (b) Each Loan which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin, which rate shall change with any change in the Applicable Margin, as provided below. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

            (c) The Applicable Margin and the Leverage Ratio shall be determined as of the end of each fiscal quarter based upon the quarterly financial statements to be delivered pursuant to Section 5.1(b), and any change in the Applicable Margin shall be effective upon the delivery of such financial statements, provided, however that during any period when the Borrower has failed to deliver such quarterly financial statements as required by Section 5.1(b), the Leverage Ratio shall be deemed to be greater than 1.00 to 1.00 for purposes of determining the Applicable Margin.

            (d) If an Event of Default shall occur, then at the option of the Lender (i) Borrower's right to select pricing options shall cease and the unpaid balance of Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to the Prime Rate plus 4% per annum, until such Event of Default is cured or waived.

            (e) So long as the Lender shall be required under regulations of the Board of Governors of the Federal Reserve System (or any other banking authority, domestic or foreign, to which the Lender is subject) to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors), the Borrower shall pay to the Lender additional interest on the unpaid principal amount of each LIBOR Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by subtracting (i) the LIBOR Rate for the Interest Period for such LIBOR Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the Reserve Percentage of the Lender for such Interest Period. Such additional interest shall be determined by the Lender and notified to the Borrower, and shall be payable on each date on which interest is payable on such LIBOR Loan.

            (f) All agreements between the Borrower and Guarantors and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Loans or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the Loans exceed the maximum permissible under applicable law. As used in this Section 2.4(f), the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Loans and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, the Guarantors and the Lender.

      2.5.  Fees.

            (a) The Borrower shall pay to the Lender a commitment fee (the "Commitment Fee"), computed on a daily basis and payable quarterly in arrears on the first Business Day of each quarter, equal to (i) the excess of (x) the Revolving Credit Commitment at the time over (y) the Total Revolving Outstandings at that time, multiplied by (ii) the Applicable Margin (as determined in accordance with Section 2.4(c)).

            (b) The Borrower shall pay to the Lender for the benefit of the Issuing Bank and the Lender a fee (the "Letter of Credit Fee") at a rate per annum equal to (i) the Maximum Drawing Amount of each Letter of Credit multiplied by (ii) the Applicable Margin (as determined in accordance with Section 2.4(c)). The Letter of Credit Fee shall be paid quarterly in arrears on the first Business Day of each quarter. In addition, the Borrower shall pay to the Lender its standard service and setup fees in respect of Letters of Credit.

            (c) Without limiting any of the Lender's other rights hereunder or by law, if any Loan or any portion thereof or any interest thereon or any other amount payable hereunder or under any other Loan Document is not paid within ten days after its due date, the Borrower shall pay to the Lender on demand a late payment charge equal to 5% of the amount of the payment due.

            (d) The Borrower shall pay to the Lender, solely for the account of the Lender, such other fees as the Borrower and the Lender shall agree, including, without limitation, pursuant to the letter agreement dated September 15, 2000, between the Borrower and the Lender with respect to fees payable to the Lender.

            (e) The Borrower authorizes the Issuing Bank and the Lender to charge to its Note Record or to any deposit account which the Borrower may maintain with any of them the interest, fees, charges, taxes and expenses provided for in this Agreement, the other Loan Documents or any other document executed or delivered in connection herewith or therewith.

      2.6.  Payments and Prepayments of the Loans.

            (a) On the Revolving Credit Maturity Date, the Borrower shall pay in full the unpaid principal balance of all outstanding Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto.

            (b) If at any time the Total Revolving Credit Outstandings exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitment, the Borrower shall, within 24 hours of the occurrence of such excess, pay the amount of any such excess to the Lender for application to the Revolving Credit Loans.

            (c) The LIBOR Loans may be prepaid at any time, subject to the provisions of Section 2.8, upon three (3) Business Days' notice. Prime Rate Loans may be prepaid at any time, without premium or penalty, upon one (1) Business Day's notice. Any such notice of prepayment shall be irrevocable. Prepayments of Revolving Credit Loans may be reborrowed to the extent provided in Section 2.1(a).

            (d) The Borrower shall pay to the Lender for application to the Revolving Credit Loans, as provided in Section 2.7(b) below, an amount equal to 100% of the net cash proceeds of (i) sales of assets of the Borrower or any Subsidiary of the Borrower (including sales of any securities owned by the Borrower or any Subsidiary of the Borrower but excluding sales of inventory and obsolete or worn-out equipment in the ordinary course of business, Qualified Investments, shares in Switchboard and shares in Software.com) between the Closing Date and the Revolver Maturity Date, (ii) sales of capital stock of the Borrower or any Subsidiary of the Borrower if an Event of Default has occurred and is continuing at the time such capital stock is sold, and (iii) insurance proceeds, damage awards, condemnation awards and eminent domain awards received by the Borrower or any Subsidiary of the

Borrower, to the extent such proceeds or awards are not applied to repair or replace the damaged or taken property to which such proceeds or awards relate within one year after the receipt thereof.

      2.7.  Method of Payments.

            (a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made at the Lender's head office or at such other location that the Lender may from time to time designate, in each case in lawful currency of the United States of America in immediately available funds. All such payments shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender such additional amount in U.S. Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers or other evidence of payment reasonably satisfactory to the Lender for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Lender may, and the Borrower hereby authorizes the Lender to, debit the amount of any payment not made by such time to the demand deposit accounts of the Borrower with the Lender or to its Note Record.

            (b) All funds received from or on behalf of the Borrower (including as proceeds of Collateral) by the Lender or the Issuing Bank in respect of Obligations, shall be applied by the Lender in the following manner and order:
(i) first, to reimburse the Lender and the Issuing Bank for any amounts payable pursuant to Sections 10.2 and 10.3 hereof; (ii) second, to the payment of Commitment Fees, Letter of Credit Fees and any other fees payable hereunder;
(iii) third, to the payment of interest due on the Loans and the Reimbursement Obligations; (iv) fourth, to the payment of the outstanding principal balance of the Loans and the Reimbursement Obligations, pro rata to the outstanding principal balance of each; (v) fifth, to the payment of any other Obligations payable by the Borrower, pro rata to the outstanding principal balance of each; and (vi) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct, provided, however, if the Commitments shall have been terminated or the Obligations shall have been declared immediately due and payable pursuant to Section 8.2, payments will be applied to the Obligations as the Lender determines in its sole discretion..

      2.8. Indemnity. If the Borrower for any reason (including, without limitation, pursuant to Sections 2.6(b), 2.10, 2.11 and 8.2 hereof) makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, or fails to borrow or continue or convert to a LIBOR Loan after giving a Notice of Borrowing or Conversion thereof pursuant to Section 2.3, or fails to prepay a LIBOR Loan after having given notice thereof, the Borrower shall pay to the Lender any amount required to compensate the Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), costs or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by the Lender to fund or maintain such Loan. The Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. Without limiting the foregoing, the Borrower shall pay to the Lender a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term of the then applicable Interest Period as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term of the then applicable Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term of the then applicable Interest Period as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Lender upon payment of a LIBOR Loan. If by reason of an Event of Default, the Lender elects to declare the Notes to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

      2.9. Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest and fees shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to the definition of the term "Interest Period"), and such extension shall be included in computing interest and fees in connection with such payment.

      2.10. Changed Circumstances; Illegality.

            (a) Notwithstanding any other provision of this Agreement, in the event that:

            (i) on any date on which the LIBOR Rate would otherwise be set the Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, or

            (ii) at any time the Lender shall have determined in its reasonable good faith judgment (which determination shall be final and conclusive) that:

            (A) the making or continuation of or conversion of any Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank LIBOR market or (2) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

            (B) the LIBOR Rate shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Lender shall forthwith so notify the Borrower thereof. Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lender to allow selection by the Borrower of the Type of Loan affected by the contingencies described in this Section (herein called "Affected Loans") shall be suspended. If, at the time the Lender so notifies the Borrower, the Borrower has previously given the Lender a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be a request for Prime Rate Loans.

            (b) In the event of a determination of illegality pursuant to subsection (a)(ii)(A) above, the Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.9, on such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) and may, subject to the conditions of this Agreement, borrow a Loan of another Type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.3 hereof.

      2.11. Increased Costs. In case any change made after the Closing Date in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

            (i) subjects the Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Lender imposed by the United States of America or any political subdivision thereof), or

            (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Lender (other than such requirements as are already included in the determination of the LIBOR Rate), or

            (iii) imposes upon the Lender any other condition with respect to its obligations or performance under this Agreement or in respect of any Letter of Credit,

and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense upon the Lender with respect to any Loans or its obligations under this Agreement or in respect of any Letter of Credit, the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lender of a statement in the amount and setting forth in reasonable detail the Lender's calculation thereof and the assumptions upon which such calculation was based, which statement shall be deemed true and correct absent manifest error, provided however, if the Lender fails to give to notify the Borrower within 90 days following the date such increase in cost, reduction in income or additional expense is incurred or determined by the Lender, the Borrower shall not be liable for any such increase in cost, reduction in income or additional expense arising before the date of the Lender's notification thereof.

      2.12. Capital Requirements. If after the date hereof the Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Lender's or such holding company's capital as a consequence of the Lender's Commitment to make Loans hereunder or its obligations in respect of any Letter of Credit to a level below that which the Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Lender to be material, then the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such reduction of return on capital as and when such reduction is determined, payable within 90 days after presentation by the Lender of a statement in the amount and setting forth in reasonable detail the Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error) unless within such 90 day period the Borrower shall have prepaid in full all Obligations to the Lender, in which event no amount shall be payable to the Lender under this Section. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                                  SECTION IIA

                                LETTERS OF CREDIT

      2A.1 Issuance. Upon the terms and subject to the conditions hereof, the Issuing Bank, in reliance upon the representations and warranties of the Borrower contained herein, agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank, provided that the Maximum Drawing Amount (after giving effect to all requested Letters of Credit) shall not at any time exceed the Letter of Credit Sublimit, provided, further that the Total Revolving Credit Outstandings (after giving effect to all requested Revolving Credit Loans and Letters of Credit) shall not at any time exceed the lesser of (x) the Borrowing Base and (y) the Revolving Credit Commitment, and provided further that no Letter of Credit shall have an expiration date later than the Revolving Credit Maturity Date. At least three
(3) Business Days prior to the proposed issuance date of any Letter of Credit, the Borrower shall deliver to the Issuing Bank a Letter of Credit Application setting forth the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit), the requested language of the requested Letter of Credit and such other information as the Issuing Bank shall require. Each request for the issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request. The letters of credit listed on Schedule 2 shall be deemed for all purposes to be Letters of Credit issued for the account of the Borrower by the Issuing Bank pursuant to this Section 2A.1.

      2A.2 Reimbursement Obligation of the Borrower. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Lender, for the account of the Issuing Bank or, as the case may be, the Lender, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder as follows:

            (a) on each date that any draft presented under any Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or the Lender in connection with any payment made by the Issuing Bank under, or with respect to, such Letter of Credit; and

            (b) upon the Revolving Credit Maturity Date or the acceleration of the Reimbursement Obligations pursuant to Section 8, an amount equal to 110% of the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by the Issuing Bank as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Lender at its head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2A.2 at any time from the date such amounts become due and payable (whether as stated in this Section 2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Lender, for the account of Issuing Bank or (as the case may be) the Lender, on demand at a rate per annum equal to 4% above the interest rate applicable to Prime Rate Loans at the time in the absence of an Event of Default.

      2A.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of the Issuing

Bank to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity with such Letter of Credit in accordance with the standards set forth in the Issuing Bank's Letter of Credit Application. On the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Lender of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Revolving Credit Loans.

      2A.4  Obligations Absolute.

            (a) The Borrower's Reimbursement Obligations shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, the Lender or any beneficiary of a Letter of Credit. The Borrower further agrees that the Issuing Bank and the Lender shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower, against the beneficiary of any Letter of Credit or any such transferee.

            (b) The Issuing Bank and the Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank or the Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank or the Lender to the Borrower.

            (b) Nothing contained in Sections 2A.4(a) or (b) shall constitute a forfeiture of any cause of action the Borrower may have against the Lender or the Issuing Bank.

      2A.5 Reliance by the Issuing Bank and the Lender. To the extent not inconsistent with Section 2A.4, the Issuing Bank and the Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank or the Lender.

                                  SECTION III.

                    CONDITIONS OF LOANS AND LETTERS OF CREDIT

      3.1. Conditions Precedent to Initial Loans. The obligation of the Lender to make the initial Loans and of the Issuing Bank to issue the initial Letter of Credit is subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

            (a) The Lender shall have received the following agreements, documents, certificates and opinions in form and substance satisfactory to the Lender and duly executed and delivered by the parties thereto:

            (i)   This Agreement;

            (ii) The Revolving Credit Note, substantially in the form of Exhibit A hereto;

            (iii) The Security Documents;

            (iv) UCC-1 Financing Statements covering the Collateral;

            (v) UCC-3 Termination Statements to terminate Encumbrances of Persons other than the Lender of record or holders of Permitted Encumbrances against the Collateral;

            (vi) Certificates of insurance or insurance binders evidencing compliance with Section 5.3 hereof and the applicable provisions of the Security Documents;

            (vii) Borrowing Base Report as of the Closing Date;

            (viii) to the extent any new Loan is requested on the Closing Date, Notice of Borrowing or Conversion as of the Closing Date;

            (ix) A certificate of the Clerk or an Assistant Clerk of the Borrower with respect to resolutions of its Board of Directors authorizing the execution and delivery of the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officer(s);

            (x) The Certificate of Incorporation of the Borrower and all amendments and supplements thereto, as filed in the office of the Secretary of State of its jurisdiction of formation, certified by said Secretary of State as being a true and correct copy thereof;

            (xi) The By-laws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary of the Borrower as being a true and correct copy thereof;

            (xii) A certificate of the Secretary of State of Massachusetts as to legal existence and good standing of the Borrower in such state;

            (xiii) A certificate of the Secretaries of State of each state in which the Borrower is doing business as to the due qualification and good standing of the Borrower as a foreign corporation in such states;

            (xiv) An opinion addressed to the Lender from Hale and Dorr LLP, counsel to the Borrower and the Subsidiaries;

            (xv) A certificate of the chief financial officer of the Borrower as to the accuracy of the Borrower's representations and warranties and such other matters as the Lender may request;

            (xvi) receipt of audited financial statements of the Borrower for the fiscal year ended December 31, 1999 as required by Section 5.1(a); and

            (xvii) Such other documents, instruments, opinions and certificates and completion of such other matters, as the Lender may reasonably deem necessary or appropriate.

            (b) No litigation, arbitration, proceeding or investigation shall be pending or threatened which questions the validity or legality of the transactions contemplated by any Loan Document or seeks a restraining order, injunction or damages in connection therewith, or which, in the good faith reasonable judgment of the Lender, might adversely affect the transactions contemplated hereby or would be reasonably likely to have a materially adverse affect on the assets, business, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole.

            (c) All necessary filings and recordings against the Collateral shall have been completed and the Lender's liens on the Collateral shall have been perfected, as contemplated by the Security Documents.

            (d) The Borrower shall have paid to the Lender all fees to be paid hereunder (including pursuant to Section 2.5(d) hereof) on or prior to the Closing Date.

      3.2. Conditions Precedent to all Loans and Letters of Credit. The obligation of the Lender to make any Loan, including the initial Loans, or to continue LIBOR Loans or to convert Prime Rate Loans to LIBOR Loans, and of the Issuing Bank to issue any Letter of Credit is further subject to the following conditions:

            (a) timely receipt by the Lender of the most recent Borrowing Base Report required by Section 5.1(c), with respect to each Revolving Credit Loan, and the Notice of Borrowing or Conversion with respect to any Loan, or by the Issuing Bank of the Letter of Credit Application with respect to any Letter of Credit;

            (b) the outstanding Loans and Letters of Credit do not and, after giving effect to any requested Loan or Letter of Credit, will not exceed the limitations set forth in Sections 2.1 and 2A.1 hereof;

            (c) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion or Letter of Credit Application and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

            (d) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after the making of such requested Loan or the issuance of such requested Letter of Credit;

            (e) the resolutions referred to in Section 3.1(a)(ix) shall remain in full force and effect;

            (f) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Lender, would make it illegal or against the policy of any governmental agency or authority for the Lender to make Loans hereunder or, in the opinion of counsel for the Issuing Bank, for the Issuing Bank to issue Letters of Credit hereunder (as the case may be); and

            (g) a commercial financial examination of the Borrower shall have been conducted by the Lender or its agents pursuant to Section 5.5 with results satisfactory to the Lender.

      The making, continuation or conversion of each Loan and the issuance of each Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan or the issuance of such Letter of Credit as to the accuracy of the facts referred to in subsections (b) through (e) of this Section 3.2. The Lender may without waiving the condition set forth in Section 3.2(c) consider such condition fulfilled, and a representation and warranty by the Borrower to such effect made, if no written notice to the contrary, dated the date of the making, continuation or conversion of such Loan or the issuance of a Letter of Credit is received from the Borrower. In the event that the Borrower submits a written notice as contemplated by the preceding sentence, the conditions set forth in
Section 3.2(c) will be considered fulfilled if such notice specifies in detail the exceptions to the representations and warranties as of the date of such making, continuation or conversion of such Loan or the issuance of such Letter of Credit, the exceptions stated in such notice are acceptable to the Lender and the Lender so notifies to Borrower.

                                  SECTION IV.

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender and the Issuing Bank to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, the Borrower represents and warrants to the Lender and the Issuing Bank that except as set forth on Exhibit C attached hereto:

      4.1. Organization; Qualification; Business.

            (a) Each of the Borrower and its Subsidiaries (all of which are listed in Exhibit C attached hereto), except for the Inactive Subsidiaries, (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction (all of which are listed on Exhibit C attached hereto) where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            (b) Since the date of the Initial Financial Statement, the Borrower has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business except as otherwise expressly permitted by this Agreement.

      4.2. Corporate Authority. The execution, delivery and performance of the Loan Documents and the transactions contemplated thereby are within the power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) contravene any provision of the Certificate of Incorporation or By-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (b) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other material agreement, instrument, order or undertaking binding on the Borrower, or (c) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower, except in favor of the Lender and the Issuing Bank.

      4.3. Valid Obligations. The Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The Security Documents have effectively created in favor of the Lender legal, valid and enforceable security interests in the Collateral and such security interests are fully perfected first priority security interests junior only to Permitted Encumbrances.

      4.4. Consents or Approvals. The execution, delivery and performance of the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person (including without limitation any lessor or lessee of Borrower's properties), except under or as contemplated by the Security Documents.

      4.5. Title to Properties; Absence of Encumbrances. Each of the Borrower and the Guarantors has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, and good and valid leasehold title to all of the properties, assets and rights of every name and nature now purported to be leased by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof or as otherwise expressly permitted by this Agreement), free from all Encumbrances except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, or Borrower's or the Guarantors' operations conducted with respect thereto, taken as a whole, provided, however, the foregoing representation shall not apply to the Banyan Intellectual Property. All material leases under which Borrower or the Guarantors is the lessor or lessee are in full force and effect and there are no existing defaults or events that with the giving of notice or passage of time or both could ripen into defaults by either party thereunder which defaults, individually or in the aggregate, might have a material adverse effect on the Borrower. No third parties possess any rights with respect to any of Borrower's or the Guarantors owned or leased properties, the exercise of which would have a material adverse effect on the Borrower or the Guarantors or their respective operations, taken as a whole. All real property, if any, owned or leased by the Borrower is described in Exhibit C hereto.

      4.6. Financial Statements. The Borrower has furnished to the Lender (x) its consolidated balance sheet as of December 31, 1999 and its consolidated statement of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by the Borrower's Accountants and (y) its consolidating balance sheet as of December 31, 1999 and its consolidating statement of income, changes in stockholders' equity and cash flow for the fiscal year then ended certified by its chief financial officer. The Borrower has also furnished to the Lender its unaudited consolidated and consolidating balance sheet as of June 30, 2000 and its unaudited consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for the 6 months then ended (the "Initial Financial Statement"), certified by the principal financial officer of the Borrower, subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. At the date hereof, the Borrower has no Indebtedness or other material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, that are not set forth on the Initial Financial Statement or on Exhibit C hereto.

      4.7. Changes. Since the date of the Initial Financial Statement, there have been no material changes in the assets, liabilities, financial condition, business or prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business or as expressly permitted by this Agreement, the effect of which has not, in the aggregate, been materially adverse to the Borrower and its Subsidiaries taken as a whole.

      4.8. Solvency. The Borrower has and, after giving effect to the Loans, will have, assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its then-existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Borrower was not insolvent immediately prior to the making of the Loans and immediately after giving effect thereto, the Borrower will not be insolvent.

      4.9. Defaults. As of the date of this Agreement, no Default exists.

      4.10. Taxes. The Borrower and its Subsidiaries have filed all (i) federal and state and, (ii) except where the failure to file any such return would not have a material adverse effect on the business of the Borrower and its Subsidiaries taken as a whole, all other tax returns required to be filed, and all taxes, assessments and other governmental charges due from any of them have been fully paid, except for such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and with respect to which (a) adequate reserves have been established and are being maintained in accordance with GAAP and (b) no lien has been filed to secure such taxes, assessments or charges. All such contests at the date hereof are described on Exhibit C hereto. The Borrower and its Subsidiaries have not executed any waiver that would have the effect of extending the applicable statute of limitations in respect of tax liabilities. Except as disclosed on Exhibit C, the foreign, federal and state income tax returns of the Borrower and its domestic Subsidiaries, and to the best of the Borrower's knowledge the foreign Subsidiaries, have not been audited or otherwise examined by any foreign, federal or state taxing authority and there are no outstanding deficiencies with respect to such audited returns which have not been satisfied within 10 Business Days of the assessment of such deficiency. The Borrower and its Subsidiaries have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

      4.11. Litigation. There is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, may reasonably be expected to result in a material judgment not fully covered by insurance, may reasonably be expected to result in a forfeiture of all or any substantial part of the property of the Borrower or its Subsidiaries, or may reasonably be expected to have a material adverse effect on the assets, business or prospects of the Borrower and its Subsidiaries taken as a whole.

      4.12. Subsidiaries. All the Subsidiaries of the Borrower are listed on Exhibit C hereto. The Borrower or a Subsidiary of the Borrower is the owner, free and clear of all Encumbrances, of all of the issued and outstanding stock or other equity interest of each Subsidiary. All shares of such stock or other equity interest have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

      4.13. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

      4.14. Compliance. The Borrower and each of the Guarantors have all necessary permits, approvals, authorizations, consents, variances, licenses, franchises, registrations and other rights and privileges (including patents, trademarks, trade names and copyrights) to allow them to own and operate their respective businesses and properties without any violation of laws, regulations, authorizations and orders of public authorities (including without limitation Environmental Laws) or the rights of others except to the extent that any such violation would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole; and the Borrower and each Subsidiary are duly authorized, qualified and licensed under, and Borrower, its Subsidiaries and all real properties owned or leased by them are in compliance with, all applicable laws, regulations, authorizations and orders of public authorities, including, without limitation, Environmental Laws, except to the extent that any such failure to be so authorized, qualified, licensed or in compliance would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary have performed all obligations required to be performed by it under, and is not in default under or in violation of, its Certificate of Incorporation or By-laws or any other material agreement, lease, mortgage, note, bond, indenture, license or other instrument or undertaking to which it is a party or by which any of it or any of its properties are bound, except for violations none of which, either individually or in the aggregate, would have any material adverse effect on the business, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries taken as a whole.

      4.15. ERISA. The Borrower and its ERISA Affiliates are in compliance in all material respects with ERISA and the provisions of the Code and the regulations and published interpretations thereunder applicable to the Plans. No ERISA Event has occurred or is reasonably expected to occur, including by reason of the consummation of the transactions contemplated by this Agreement that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability to the Borrower or any of its ERISA Affiliates. None of the Plans had any "unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) as of the last annual valuation dates applicable thereto.

      4.16. Environmental Matters.

            (a) The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

            (b) No written notice, notification, demand, request for information, citation, summons or order has been issued and is outstanding, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any governmental or other entity (i) with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required under any Environmental Law in connection with the conduct of its business or to comply with any Environmental Laws, or (ii) alleging any liability on the part of the Borrower or any Subsidiary under any Environmental Law regarding the presence of any Hazardous Material at, on or under any property now or previously owned, leased or used by the Borrower or any of its Subsidiaries or any other location to which Hazardous Materials from such property had been transported or at which they have been disposed of, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

            (c) No material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries, and to the best of the Borrower's knowledge, no property now or previously owned, leased or used by the Borrower or any of its Subsidiaries is listed or, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

            (d) To the best of the Borrower's knowledge, there are no Encumbrances arising under or pursuant to any Environmental Law on any of the real property or properties owned, leased or used by the Borrower or any of its Subsidiaries and no governmental actions have been taken or, to the best of the Borrower's knowledge, are in process which could subject any of such properties to such liens or Encumbrances or, as a result of which the Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (e) Neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower without investigation, any previous owner, tenant, occupant or user of any property owned, leased or used by the Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance in all material respects with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with, all Environmental Laws; nor to the best knowledge of the Borrower without investigation have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Borrower, are any Hazardous Materials presently deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with all Environmental Laws.

      4.17. Restrictions on the Borrower. Neither the Borrower nor any of its Subsidiaries is party to or bound by any contract, agreement or instrument, nor subject to any charter or other corporate restriction which will, under current or foreseeable conditions, materially and adversely affect the business, property, assets, operations or conditions, financial or otherwise of the Borrower and its Subsidiaries taken as a whole.

      4.18. Labor Relations. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, except for such complaints, grievances and arbitration proceedings which, if adversely decided, would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, except for any such labor action as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except for any such question or activities as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries.

      4.19. Margin Rules. The Borrower does not own or have any present intention of purchasing or carrying, and no portion of any Loan shall be used for purchasing or carrying, any "margin security" or "margin stock" as such terms are used in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

      4.20. Disclosure. No representation or warranty made by the Borrower in any Loan Document and no document or information furnished to the Lender by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

      4.21. Intellectual Property.

            (a) To the best knowledge of the Borrower, none of the activities or business conducted or proposed to be conducted by the Borrower or any of its Subsidiaries infringes, violate or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any intellectual property rights or any other Person. The Borrower has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Borrower, there is no basis for any such complaint, claim or notice.

            (b) The Borrower and each of its Subsidiaries own free and clear of all Encumbrances, or has the valid right to use all Intellectual Property, other than Banyan Intellectual Property as to which no representation is given under this Section 4.21(b), used by them in their respective business as currently conducted or as currently proposed to be conducted except where not having such rights would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. No other person or entity (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Borrower's or any Subsidiary's Intellectual Property, other than the Banyan Intellectual Property, in the ordinary course of the Borrower's or such Subsidiary's business) has any right to any of the Intellectual Property, other than the Banyan Intellectual Property, owned or used by the Borrower or any of its Subsidiaries, and, to the Borrower's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property, other than the Banyan Intellectual Property, that the Borrower owns.

            (c) Exhibit C hereto identifies each (i) patent that has been issued or assigned to the Borrower or any of its Subsidiaries with respect to any of their respective Intellectual Property, (ii) pending patent application that the Borrower or any of its Subsidiaries has made with respect to any of their respective Intellectual Property, (iii) any copyright or trademark registration or application with respect to the Borrower's or any Subsidiary's Intellectual Property, and (iv) any material license or other agreements pursuant to which the Borrower or any Subsidiary has granted any rights to any third party with respect to any of their respective Intellectual Property, other than the Banyan Intellectual Property.

            (d) Exhibit C hereto identifies each agreement with a third party pursuant to which the Borrower or any Subsidiary, other than Inactive Subsidiaries, has obtained rights to Intellectual Property material to the business of the Borrower or such Subsidiary (other than software that is generally commercially available) that is owned by a Person other than the Borrower or any of its Subsidiaries. Other than license fees for such software and software that is generally commercially available, the Borrower is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

                                   SECTION V.

                              AFFIRMATIVE COVENANTS

      The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender or the Issuing Bank have any obligation to lend or to issue any Letter of Credit hereunder:

      5.1. Financial Statements. The Borrower shall furnish to the Lender:

            (a) as soon as available to the Borrower, but in any event within 90 days after the end of each fiscal year, the Borrower's consolidated and consolidating balance sheet as of the end of and related consolidated and consolidating statements of income, retained earnings and cash flow for such year, prepared in accordance with GAAP and audited and certified by the Borrower's Accountants in the case of such consolidated statements, and certified by the chief financial officer of the Borrower in the case of such consolidating statements; and, concurrently with such financial statements, the Borrower will use best commercial efforts to obtain a written statement by the Borrower's Accountants that, in the making of the audit necessary for their report and opinion upon such financial statements, without the need for any additional procedures, they have obtained no actual knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

            (b) as soon as available to the Borrower, but in any event within 45 days after the end of each quarter, the Borrower's consolidated and consolidating balance sheet as of the end of, and related consolidated and consolidating statements of income, retained earnings and cash flow for, the quarter then ended and the portion of the year then ended, prepared in accordance with GAAP and certified by the chief financial officer of the Borrower, except for lack of footnotes and subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

            (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit D hereto signed on behalf of the Borrower by its chief financial officer;

            (d) as soon as available, but in any event within 21 days after (i) the end of each month if there are any Loans outstanding or (ii) the end of each quarter otherwise, a Borrowing Base Report, together with such other information regarding Accounts Receivable as the Lender may require;

            (e) within 60 days following the first day of each fiscal year, the Borrower's projections for such fiscal year, prepared on a monthly basis and including consolidated balance sheets and statements of income, retained earnings and cash flows;

            (f) promptly after the receipt thereof by the Borrower, copies of any reports (including any so-called management letters) submitted to the Borrower by independent public accountants in connection with any annual or interim review of the accounts of the Borrower made by such accountants;

            (g) promptly after the same are delivered to its stockholders or the Securities and Exchange Commission, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Borrower or its Subsidiaries;

            (h) within 21 days after the end of each quarter, an Accounts Receivable aging report in form and substance satisfactory to the Lender; and

            (i) from time to time, such other financial data and information about the Borrower or its Subsidiaries as the Lender may reasonably request.

      5.2. Conduct of Business. The Borrower and each of its Subsidiaries shall:

            (a) duly observe and comply in all material respects with all laws, regulations, decrees, orders, judgments and valid requirements of any governmental authorities applicable to (i) its corporate existence, rights and franchises (other than Inactive Subsidiaries) and (ii) except where a failure to do so would not, individually or in the aggregate, have a material adverse effect on the Borrower and its Subsidiaries taken as whole, the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect and comply in all material respects with all licenses and permits necessary to the proper conduct of its business except where a failure to do so would not, individually or in the aggregate, have a material adverse effect on the Borrower and its Subsidiaries taken as whole;

            (b) maintain its existence and remain or engage substantially in the same business as that in which it is now engaged and in no unrelated business other than as expressly permitted by this Agreement.

      5.3. Maintenance and Insurance.

            (a) The Borrower and each of its Subsidiaries, other than Inactive Subsidiaries, shall maintain their properties, other than the Banyan Intellectual Property, in good repair, working order and condition as required for the normal conduct of their business.

            (b) The Borrower and each of its Subsidiaries shall at all times maintain liability and casualty insurance on its properties (including all Collateral) with financially sound and reputable insurers in such amounts and with such coverages, endorsements, deductibles and expiration dates as the managers of the Borrower in the exercise of their reasonable judgment deem to be adequate, as are customary in the industry for companies of established reputation engaged in the same or similar business and owning or operating similar properties and as shall be reasonably satisfactory to the Lender. The Lender shall be named as loss payee, additional insured and/or mortgagee under such insurance as the Lender shall require from time to time, and the Borrower shall provide to the Lender loss payable endorsements in form and substance reasonably satisfactory to the Lender. In addition, the Lender shall be given thirty (30) days advance notice of any cancellation of insurance. In the event of failure to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and charge the amount thereof to the Borrower as a Revolving Credit Loan. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The Lender shall not, by the fact of approving, disapproving or accepting any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of law suits, and the Borrower hereby expressly assumes full responsibility therefor and liability, if any, thereunder.

      5.4. Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; except for any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no Encumbrance shall have been filed to secure such tax, assessment or charge.

      5.5. Inspection. The Borrower shall permit the Lender and its designees, at any reasonable time and on a semi-annual basis, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and accountants, all at the expense of the Borrower. Without limiting the generality of the foregoing, the Borrower will permit periodic reviews (as determined by the Lender) of the books and records of the Borrower and its Subsidiaries to be carried out by the Lender's commercial finance examiners. The Borrower shall also cooperate with the Lender to arrange for verification of Accounts Receivable, under reasonable procedures.

      5.6. Maintenance of Books and Records. The Borrower and each of its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions in accordance with GAAP and applicable law.

      5.7. Use of Proceeds.

            (a) The Borrower will use the proceeds of Loans solely for the working capital needs of the Borrower, including payment of the costs and expenses of the transactions contemplated hereby.

            (b) No portion of any Loan shall be used for the "purpose of purchasing or carrying" any "margin stock" or "margin security" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

      5.8. Further Assurances. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further documents and take such further action as may reasonably be requested by the Lender to effect the purposes of the Loan Documents.

      5.9. Notification Requirements. The Borrower shall furnish to the Lender:

            (a) promptly upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

            (b) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries of which they have notice, the outcome of which would or is likely to have a materially adverse effect on the assets, business or prospects of the Borrower alone or the Borrower and its Subsidiaries taken as a whole, written notice thereof and the action being or proposed to be taken with respect thereto; and

            (c) promptly after any occurrence or after becoming aware of any condition affecting the Borrower or any Subsidiary which is likely to constitute a material adverse change in or which is likely to have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower alone or the Borrower and its Subsidiaries, taken as a whole, written notice thereof.

      5.10. ERISA Reports; Compliance.

            (a) Each Plan shall comply in all material respects with ERISA and the Code, except to the extent failure to comply in any instance would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

            (b) With respect to any Plan, the Borrower shall, or shall cause its ERISA Affiliates to, furnish to the Lender promptly (i) as soon as possible and in any event within 10 days after the Borrower or any of its ERISA Affiliates knows that any material ERISA Event has occurred or is expected to occur, a statement of the chief financial officer of the Borrower describing such ERISA Event, including copies of any notice concerning such ERISA Event received from the PBGC, a plan administrator, or from a Multiemployer Plan sponsor, and the action, if any, the Borrower or such ERISA Affiliate proposes to take with respect thereto; and (ii) promptly after filing thereof, a copy of the annual report of each Pension Plan (Form 5500 or comparable form) required to be filed with the IRS and/or the Department of Labor. Promptly after the adoption of any Pension Plan, the Borrower shall notify the Lender of such adoption.

      5.11. Environmental Compliance.

            (a) The Borrower and its Subsidiaries will comply with all Environmental Laws, except where failure to comply would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, in all jurisdictions in which any of them operates now or in the future.

            (b) If the Borrower or any Subsidiary shall (i) receive notice that any material violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any Subsidiary, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging a material violation of any Environmental Law requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials into the environment, (iii) receive any notice from a federal, state or local government agency or private party alleging that the Borrower or any Subsidiary may be liable or responsible for any material amount of costs associated with a response to or cleanup of a release of Hazardous Materials into the environment or any damages caused thereby, (iv) become aware of any investigative action or proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material or (v) notify any governmental agency or authority regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material by the Borrower or any Subsidiary which is reasonably expected to result in a liability that will have a material adverse effect on the business, financial condition or operations of the Borrower or its Subsidiaries taken as a whole, the Borrower shall promptly notify the Lender thereof (together with a copy of any such notice) and of any action being or proposed to be taken with respect thereto and thereafter shall continue to furnish to the Lender all further notices, demands, reports and other information regarding the foregoing.

            (c) Within fifteen (15) days after the Borrower or any Subsidiary has learned of the enactment or promulgation of any Environmental Law which may result in any material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary, the Borrower or such Subsidiary shall provide the Lender with notice thereof.

      5.12. Inactive Subsidiaries. In the event that any Inactive Subsidiary shall at any time have (i) assets with a fair market value of $100,000 or more and (ii) $25,000 or more in revenues for the immediately preceding consecutive 12 month period, such Inactive Subsidiary shall cease to be an Inactive Subsidiary. The Borrower shall immediately notify the Lender that such Inactive Subsidiary has ceased to be an Inactive Subsidiary and shall cause each such domestic Inactive Subsidiary to become a Guarantor hereunder and to execute and deliver to the Lender an Instrument of Adherence to the Subsidiary Guaranty, a Guarantor Security Agreement, and such further documents and take such further action as may reasonably be requested by the Lender.

                                  SECTION VI.

                               FINANCIAL COVENANTS

      The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender or the Issuing Bank have any obligation to make any Loan or issue any Letter of Credit hereunder:

      6.1. Consolidated Net Worth. The Borrower shall at all times maintain Consolidated Net Worth of not less than $100,000,000, plus (a) 100% of the net proceeds of any additional paid in capital or other equity investments or the proceeds of the issuance and sale of any common or preferred stock of the Borrower, in each case received from and after the date hereof, plus (b) 80% of Consolidated Net Income for the fiscal quarter ended June 30, 2000, and for each fiscal quarter thereafter (for purposes of this clause (b), only positive Consolidated Net Income shall be included and any net losses shall be disregarded), minus (c) the lesser of (i) the loss resulting from the Borrower's current Eligible Equity Derivative Contract with respect to Software.com and (ii) $6,000,000.

      6.2. Leverage Ratio. The Borrower shall not permit at any time the Leverage Ratio to exceed 1.00 to 1.00 (as determined at the end of each fiscal quarter)

      6.3. Interest Coverage. The Borrower shall not permit the ratio of EBITDA to Interest Expense for any four consecutive fiscal quarters ending in the following fiscal quarters (as determined at the end of each fiscal quarter for the four quarters then ended, taken as a single fiscal period) to be less than
(i) 2.00 to 1.00 for the fiscal quarter ending June 30, 2001 through the fiscal quarter ending September 30, 2001 and (ii) 3.00 to 1.00 for the fiscal quarter ending December 31, 2001 and all fiscal quarters thereafter.

      6.4. Quick Ratio. The Borrower shall at all times maintain a Quick Ratio of not less than 2.00 to 1.00 (as determined at the end of each fiscal quarter).

                                  SECTION VII.

                               NEGATIVE COVENANTS

      The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender or the Issuing Bank have any obligation to make any Loan or to issue any Letter of Credit hereunder:

      7.1. Indebtedness. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

            (a) Obligations;

            (b) Indebtedness existing as of the date of this Agreement and disclosed on Exhibit C hereto and renewals and refinancings thereof, but not any increase in the principal amounts thereof;

            (c) Indebtedness for taxes, assessments or governmental charges to the extent that payment therefor shall at the time not be required to be made in accordance with Section 5.4;

            (d) current liabilities on open account for the purchase price of services, materials and supplies incurred by the Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower, as to which adequate reserves required by GAAP have been established and are being maintained and as to which no Encumbrance has been placed on any property of the Borrower or any of its Subsidiaries, unless, but only so long as, enforcement of such Encumbrance has been stayed;

            (e) Indebtedness directly relating to Capital Expenditures incurred in the ordinary course of business and renewals and refinancings thereof, provided (i) that the aggregate amount of such Indebtedness (including, without limitation, any such Indebtedness permitted pursuant to Section 7.1(b)), other than with respect to capital leases, does not exceed $2,000,000 in the aggregate at any time outstanding, and (ii) that the aggregate amount of such Indebtedness with respect to capital leases (including, without limitation, any such Indebtedness permitted pursuant to Section 7.1(b)), does not exceed $3,000,000 in the aggregate at any time outstanding;

            (f) Guarantees permitted under Section 7.2 hereof; and

            (g) Interest Rate Contracts, Equity Derivative Contracts and Foreign Currency Contracts undertaken by the Borrower in the ordinary course of business consistent with past practices.

      7.2. Contingent Liabilities. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Guarantees other than (i) Guarantees existing on the date of this Agreement and disclosed on Exhibit C hereto, (ii) Guarantees resulting from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (iii) Guarantees by the Borrower of obligations of its Subsidiaries not to exceed in the aggregate at any time outstanding, an amount equal to $5,000,000 minus the total amount of Investments at any time outstanding permitted pursuant to Section 7.7(i)(x) of this Agreement.

      7.3. Encumbrances. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following ("Permitted Encumbrances"):

            (a) Encumbrances in favor of the Lender or the Issuing Bank to secure Obligations;

            (b) Encumbrances existing as of the date of this Agreement and disclosed in Exhibit C hereto;

            (c) Encumbrances securing Indebtedness permitted by Section 7.1(e), provided that (i) each such Encumbrance is given solely to secure the purchase price of the property acquired, does not extend to any other property and is given at the time of acquisition of the property, and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition;

            (d) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

            (e) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', warehouseman's, laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and liens securing statutory obligations or surety, indemnity, performance, or other similar bonds incidental to the conduct of the Borrower's or a Subsidiary's business in the ordinary course and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

            (f) judgment liens securing judgments that (i) are not fully covered by insurance, and (ii) shall not have been in existence for a period which is the longer of (i) 30 days after the creation thereof, or (ii) if a stay of execution shall have been obtained within 30 days of entry of such judgment, the expiration of such stay;

            (g) rights of lessors under capital leases to the extent such capital leases are permitted under Section 7.1(e);

            (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of the Borrower's business; and

            (i) liens constituting a renewal, extension or replacement of any Permitted Encumbrance.

            (j) Encumbrances on the Borrower's holdings of common stock in Switchboard, Software.com or any non-Affiliate Person in connection with Equity Derivative Contracts entered into by the Borrower.

      7.4.  Consolidation, Merger or Acquisition, Dispositions.

            (a) Neither the Borrower nor any of its Subsidiaries shall merge or consolidate with or into any other Person, or make any acquisition of the business or assets of any other Person except: (i) any Subsidiary of the Borrower which is a Guarantor may merge into the Borrower or any wholly-owned Subsidiary of the Borrower which is a Guarantor; (ii) Investments to the extent permitted by Section 7.7 hereof; and (iii) Permitted Acquisitions. For purposes hereof a "Permitted Acquisition" is an acquisition which satisfies the following requirements: (A) if it involves an asset purchase, stock purchase or a merger or consolidation, upon the consummation of which the surviving or acquired party shall be the Borrower or a Subsidiary of the Borrower which is a Guarantor; (B) at the time of such acquisition and after giving effect thereto on a pro forma basis no Event of Default shall have occurred and be continuing; (C) is not hostile or contested; (D) the acquisition shall be financed entirely with cash and/or common stock (or options exercisable into common stock) of the Borrower and (E) the conditions set forth in Section 7.4(b) hereof shall have been satisfied with respect to the proposed acquisition.

            (b) In addition to the requirements set forth in Section 7.4(a), the following additional conditions must be satisfied with respect to each Permitted Acquisition involving an aggregate acquisition price in excess of Five Million Dollars ($5,000,000):

            (i) At least 90% of the business of each business or Person to be acquired shall be in the same or a related line of business to the then current businesses conducted by the Borrower and its Subsidiaries, shall be organized in and conduct its business operations primarily in the United States and shall have EBITDA with adjustments for certain one-time savings reasonably acceptable to the Lender for the twelve months immediately preceding the proposed acquisition date greater than $1.00;

            (ii) The amount of (x) cash consideration in connection with all acquisitions shall not exceed Thirty Million Dollars ($30,000,000) in the aggregate and (y) common stock consideration in connection with all acquisitions shall not exceed Forty-Five Million ($45,000,000) in the aggregate;

            (iii) (x) All necessary consents, approvals, licenses, permissions, registrations or validations ("Consents") of any governmental authority and (y) all Consents of any other Person, required for the consummation of the proposed acquisition shall have been obtained and shall be in full force and effect except for such Consents which in the reasonable business judgment of the Borrower will not, individually or in the aggregate, have a material adverse effect on the Borrower or its Subsidiaries taken as a whole;

            (iv) Not less than five (5) Business Days prior to closing, the Borrower shall have provided the Lender with copies of the following: (A) a pro forma report in the form of Exhibit D hereto to the Lender which shall demonstrate that on a pro forma basis and after giving effect to the proposed acquisition that the Borrower will be in compliance with the financial covenants set forth in Section 6 hereof; (B) the draft acquisition agreement for such proposed acquisition; (C) the financial statements of the target entity (audited or reviewed to the extent available); (D) financial projections for the target entity (if available); and (E) due diligence summaries (if available) provided, however, that the Borrower shall deliver to the Lender such additional information or documents as the Lender shall reasonably request, provided that any such additional request shall not extend or delay the running of the aforementioned five (5) Business Day period; and

            (v) Each new Subsidiary of the Borrower formed to make such acquisition and each Person to be acquired which becomes a Subsidiary of the Borrower shall agree to become a Guarantor of the Obligations and shall have executed such instruments in connection therewith as the Lender and its counsel shall reasonably request, including without limitation an Instrument of Adherence to the Subsidiary Guaranty and a Guarantor Security Agreement;

            (c) In the event a proposed acquisition fails to meet any of the requirements for a Permitted Acquisition set forth in Section 7.4(b), the Borrower may request the consent thereto of the Lender in the exercise of its sole discretion, which consent shall be granted or denied as soon as reasonably possible (but in no event later than two weeks after the date on which the Lender shall have received copies of the items listed in Section 7.4(b)(iv)).

            (d) The Borrower shall not, and shall not permit any Subsidiary to, sell, lease (as lessor) or otherwise dispose of any assets or properties, other than (i) sales of Qualified Investments and obsolete or worn out equipment, in each case in the ordinary course of business and consistent with past practices and (ii) the Banyan Intellectual Property Disposition

      7.5. Subsidiaries. The Borrower shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto, other than to the Borrower. Neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except to the Borrower or any of its wholly-owned Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or otherwise suffer to exist any consensual Encumbrances or restrictions on the ability of any Subsidiary to pay dividends or make any other distributions on its equity interests held by the Borrower or pay any Indebtedness owed to the Borrower or any Subsidiary or to make loans or advances or transfer any of its assets to the Borrower or any other Subsidiary.

      7.6. Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall pay, make, declare or authorize any Restricted Payment other than:

                  (i) compensation paid to employees, officers and directors in the ordinary course of business and consistent with prudent business practices (including, without limitation, equity incentives under the Borrower's stock plans, loans made in connection with such stock plans and the Borrower's performance management plan);

                  (ii) dividends payable solely in common stock;

                  (iii) dividends paid by any Subsidiary to the Borrower.

      7.7. Investments; Purchases of Assets. Neither the Borrower nor any of its Subsidiaries shall make or maintain any Investments or purchase or otherwise acquire any material amount of assets other than:

            (i) Investments in Subsidiaries, provided, that (x) Investments, other than short term Investments made in the ordinary course of business and consistent with past practices, in Subsidiaries other than the Guarantors shall not exceed $5,000,000 per annum in the aggregate and (y) all Investments in Subsidiaries other than the Guarantors (including Investments permitted under clause (x) above), shall not exceed $10,000,000 per annum in the aggregate, provided however, the dollar limits set forth in clauses (x) and (y) above shall be reduced by the aggregate amount of outstanding Guarantees permitted pursuant to Section
      7.2 of this Agreement;

            (ii) Qualified Investments;

            (iii) Capital Expenditures provided (i) that the aggregate amount of such Capital Expenditures, other than with respect to capital leases, do not exceed $2,000,000 in the aggregate per annum, and (ii) that the aggregate amount of such Capital Expenditures with respect to capital leases does not exceed $3,000,000 in the aggregate at any time outstanding;

            (iv) purchases of inventory in the ordinary course of business;

            (v) normal trade credit extended in the ordinary course of business and consistent with prudent business practice;

            (vi) investments in information technology consulting and service companies in similar lines of business as the Borrower as long as no Event of Default has occurred and is continuing or could reasonably be expected to arise therefrom, provided that the aggregate amount of such investments do not exceed the greater of (i) $15,000,000 in cash and (ii) 10% of Consolidated Net Worth, in the aggregate at any time outstanding; and

            (vii) Permitted Acquisitions.

      7.8. ERISA Compliance. Neither the Borrower nor any of its ERISA Affiliates nor any Plan shall (i) engage in any Prohibited Transaction which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (ii) incur any material "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code and Section 302 of ERISA), whether or not waived, (iii) permit to exist any material amount of "unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA), (iv) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of the Borrower or any of its Subsidiaries, (v) fail to make any required contribution to any Multiemployer Plan or (vi) completely or partially withdraw from a Multiemployer Plan if such complete or partial withdrawal will result in any material withdrawal liability under Title IV of ERISA.

      7.9. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any purchase, sale, lease, loan or other transaction with any Affiliate except (i) transactions in the ordinary course of business on terms that are no less favorable to the Borrower than those which might be obtained at the time in a comparable arm's-length transaction with any Person who is not an Affiliate (including without limitation, Switchboard); and (ii) employment contracts with senior management of the Borrower entered into in the ordinary course of business and consistent with prudent business practices. Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any management, consulting, overhead, indemnity, guarantee or other similar fee or charge to any Affiliate.

      7.10. Fiscal Year. The Borrower and its Subsidiaries shall not change their fiscal years without the prior written consent of the Lender.

                                 SECTION VIII.

                                    DEFAULTS

      8.1. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

            (a) the Borrower or any Subsidiary shall fail to pay any principal of any Loan, any Reimbursement Obligation or any interest, fees or other amounts owing by it under any Loan Document or in respect of any Obligation when the same shall become due and payable, whether at maturity or at any accelerated date of maturity or at any other date fixed for payment; or

            (b) the Borrower or any Subsidiary shall fail to perform or comply with any term, covenant or agreement applicable to it contained in Sections 5.2(b), 5.5, 5.7, 5.9(a), 6 and 7 (other than Section 7.8 and 7.10) of this
Agreement; or

            (c) the Borrower or any Subsidiary shall fail to perform or comply with any term, covenant or agreement applicable to it (other than as specified in subsections 8.1(a) or (b) hereof) contained in this Agreement or any other Loan Document and such default shall continue for ten (10) days;

            (d) any representation or warranty of the Borrower made in this Agreement or any other Loan Document or in any certificate, notice or other writing delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

            (e) the Borrower or any of its Subsidiaries shall fail to pay when due (after any applicable period of grace) any amount payable (i) under any Indebtedness exceeding $400,000 in principal amount or (ii) under any agreement for the use of real or personal property requiring aggregate payments in excess of $350,000 in any twelve month period, or fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness or relating to such agreement for the use of real or personal property; or

            (f) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) a proceeding or case shall be commenced against the Borrower or any of its Subsidiaries, without the application or consent of such Borrower or such Subsidiary in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or such Subsidiary and shall continue unstayed and in effect for a period of 30 days; or

            (h) a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that in the aggregate exceeds $400,000 in value, the payment of which is not fully covered by insurance in excess of any deductibles not exceeding $50,000 in the aggregate, and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

            (i) the Borrower or any ERISA Affiliate shall fail to pay when due any material amount that they shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, unless such liability is being contested in good faith by appropriate proceedings, the Borrower or the ERISA Affiliate, as the case may be, has established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

            (j) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the express terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law or in equity or other legal proceeding to cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Borrower, or any court or other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

            (k) the Borrower or its Subsidiaries shall fail at any time to own more than a majority of the equity interests of each of its Subsidiaries and to have the unrestricted ability to exercise voting and management control of each of its Subsidiaries.

      8.2. Remedies. Upon the occurrence of an Event of Default described in subsections 8.1(f) and (g), immediately and automatically, and upon the occurrence of any other Event of

Default, at any time thereafter while such Event of Default is continuing, at the option of the Lender and upon the Lender's declaration:

            (a) the obligation of the Lender to make any further Loans and of the Issuing Bank to issue any Letters of Credit hereunder shall terminate;

            (b) the unpaid principal amount of the Loans together with accrued interest, all Reimbursement Obligations and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

            (c) the Lender and the Issuing Bank may exercise any and all rights they have under this Agreement, the other Loan Documents or at law or in equity, and proceed to protect and enforce their respective rights by any action at law or in equity or by any other appropriate proceeding.

No remedy conferred upon the Lender or the Issuing Bank in the Loan Documents is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or by any other provision of law. Without limiting the generality of the foregoing or of any of the terms and provisions of any of the Security Documents, if and when the Lender exercises remedies under the Security Documents with respect to Collateral, the Lender may, in its sole discretion, determine which items and types of Collateral to dispose of and in what order and may dispose of Collateral in any order the Lender shall select in its sole discretion, and the Borrower consents to the foregoing and waives all rights of marshalling with respect to all Collateral.

                                  SECTION IX.

                          ASSIGNMENT AND PARTICIPATION

      9.1.  Assignment.

            (a) Fleet shall have the right to assign at any time all or any portion of its Commitment hereunder and its interests in the risk relating to any Loans in an amount equal to or greater than $1,000,000 to other banks or financial institutions (each an "Assignee") provided that if no Default or Event of Default shall have occurred and be continuing, each Assignee which is not an Affiliate of Fleet or a Federal Reserve Bank shall be subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed). Each Assignee shall execute and deliver to Fleet and the Borrower a joinder agreement. Upon the execution and delivery of such joinder agreement, (a) such Assignee shall, on the date and to the extent provided in such joinder agreement, become a "Lender" party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents and shall have all rights and obligations of a "Lender" with a Commitment as set forth in such joinder agreement, and Fleet shall, on the date and to the extent provided in such joinder agreement, be released prospectively from its obligations hereunder and under the other Loan Documents to a corresponding extent (and, in the case of an assignment covering all of the remaining portion of Fleet's rights and obligations under this Agreement, Fleet shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 10.3 and to any fees accrued for its account hereunder and not yet paid); (b) the assigning Lender, if it holds any Notes, shall promptly surrender such Notes to the Borrower for cancellation, provided that if Fleet has retained any Commitment, the Borrower shall execute and deliver to Fleet new Notes in the amount of its retained Commitment; (c) the Borrower shall issue to such Assignee Notes in the amount of such Assignee's Commitment, dated the Closing Date or such other date as may be specified by such Assignee and otherwise completed in substantially the form of Exhibit A; (d) this Agreement shall be deemed appropriately amended to reflect (i) the status of such Assignee as a party hereto and (ii) the status and rights of the Lenders hereunder; and
(e) the Borrower shall take such action as Fleet may reasonably request to perfect any security interests or mortgages in favor of the Lenders.

            (b) If the Assignee, or any Participant pursuant to Section 9.2 hereof, is organized under the laws of a jurisdiction other than the United States or any state thereof, such Assignee shall execute and deliver to the Borrower, simultaneously with or prior to such Assignee's execution and delivery of the counterpart joinder described above in Section 9.1(a), and such Participant shall execute and deliver to the Lender, a United States Internal Revenue Service Form W-8ECI or W-8BEN (or any successor form), appropriately completed, wherein such Assignee or Participant claims entitlement to complete exemption from United States Federal Withholding Tax on all interest payments hereunder and all fees payable pursuant to any of the Loan Documents. The Borrower shall not be required to pay any increased amount to any Assignee or other Lender on account of taxes to the extent such taxes would not have been payable if the Assignee or Participant had furnished one of the Forms referenced in this Section 9.1(b) unless the failure to furnish such a Form results from
(i) a condition or event affecting the Borrower or an act or failure to act of the Borrower or (ii) the adoption of or change in any law, rule, regulation or guideline affecting such Assignee or Participant occurring (x) after the date on which any such Assignee executes and delivers the counterpart joinder, or (y) after the date such Assignee shall otherwise comply with the provisions of
Section 9.1(a), or (z) after the date a Participant is granted its participation.

            (c) The Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.

      9.2. Participations. The Lender shall have the unrestricted right to grant participations to one or more banks or other financial institutions (each a "Participant") in all or any part of any Loans owing to the Lender and the Note held by the Lender. The Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, provided that the documents evidencing any such participation may provide that, except with the consent of such Participant, the Lender will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or commitment fee with respect to the portion of any Loan subject to such participation, (b) the extension or postponement of any stated date fixed for payment of principal or interest or commitment fee with respect to the portion of any Loan subject to such participation, (c) the waiver or reduction of any right to indemnification of the Lender hereunder, or (d) except as otherwise permitted hereunder, the release of any Collateral. Notwithstanding the foregoing, no participation shall operate to increase the total Commitments hereunder or otherwise alter the substantive terms of this Agreement. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of such Note for all purposes under this Agreement and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement.

                                   SECTION X.

                                     GENERAL

      10.1. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission, or on the first Business Day after delivery to any overnight delivery service, freight pre-paid, or five (5) days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated below:

      If to the Borrower, at

            ePresence, Inc.
            120 Flanders Road
            P.O. Box 5013
            Westboro, Massachusetts 01581-5013

            Attention: General Counsel

            Facsimile: (508) 836-3281

      with a copy (which shall not constitute notice) to:

            Hale and Dorr LLP
            60 State Street
            Boston, Massachusetts 02109-1803
            Attention: Mark Polebaum, Esq.

            Facsimile: (617) 526-5000

            If to the Lender, at


            100 Federal Street
            Mail Stop MA DE 10008H
            Boston, Massachusetts 02110
            Attention: Daniel G. Head, Jr., Director

            Facsimile: (617) 434-0819

      with a copy (which shall not constitute notice) to:

            Sullivan & Worcester LLP
            One Post Office Square
            Boston, MA  02109
            Attention:  Dennis J. White, Esq.

            Facsimile:  (617) 338-2880

or at any other address specified by such party in writing.

      10.2. Expenses. Whether or not the transactions contemplated herein shall be consummated, the Borrower promises to reimburse the Lender and the Issuing Bank for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees and collateral evaluation costs) incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any Collateral. The Borrower will pay any taxes (including any interest and penalties in respect thereof), other than the Lender's federal and state income taxes, payable on or with respect to the transactions contemplated by the Loan Documents (the Borrower hereby agreeing to indemnify the Lender and the Issuing Bank with respect thereto).

      10.3. Indemnification. The Borrower agrees to indemnify and hold harmless the Lender and the Issuing Bank, as well as their respective shareholders, directors, officers, agents, attorneys, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of attorneys, engineers and consultants) and all other liabilities whatsoever (including, without limitation, liabilities under Environmental Laws) which shall at any time or times be incurred, suffered, sustained or required to be paid by any such indemnified Person (except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified Person) on account of or in relation to or any way in connection with any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement, the other Loan Documents or any other documents executed or delivered in connection herewith or therewith, all as the same may be amended from time to time, or with respect to any Letters of Credit, whether or not all or part of the transactions contemplated by, associated with or ancillary to this Agreement, any of the other Loan Documents or any such other documents are ultimately consummated. In any investigation, proceeding or litigation, or the preparation therefor, the Lender shall select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its own expense. The Borrower authorizes the Lender and the Issuing Bank to charge any deposit account or Note Record which it may maintain with any of them for any of the foregoing. The covenants of this Section 10.3 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes, any other Loan Document or any other Obligation.

      10.4. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lender and the Issuing Bank, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of the Loans as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding and unpaid or the Lender has any obligation to make any Loans hereunder or the Issuing Bank has any obligation to issue any Letter of Credit. All statements contained in any certificate or other writing delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

      10.5. Set-Off. The Borrower hereby grants to the Lender, a lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them. At any time following the occurrence of an Event of Default, without demand or notice (any such notice being expressly waived by the Borrower), the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the undersigned even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING THE RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      10.6. No Waivers. No failure or delay by the Lender or the Issuing Bank in exercising any right, power or privilege hereunder, under the Notes or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver shall extend to or affect any Obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Lender or the Issuing Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The rights and remedies herein and in the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

      10.7. Amendments, Waivers, etc. Neither this Agreement nor the Notes nor any other Loan Document nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and, with respect to Letters of Credit, the Issuing Bank, and also, in the case of amendments, by the Borrower.

      10.8. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, the Issuing Bank and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder.

      10.9. Captions; Counterparts. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      10.10. Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements (including the Commitment Letter dated September 15, 2000 between Lender and the Borrower) with respect to the subject matter hereof, except for the letter agreement dated September 15, 2000, between the Borrower and Lender with respect to fees payable to Lender, which letter agreement shall continue in full force and effect and shall not be superseded by any of the Loan Documents.

      10.11. Waiver of Jury Trial. THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWER AND THE LENDER

HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN CONSTITUTE A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY AND TO MAKE THE LOAN.

      10.12. Governing Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN SUFFOLK COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDER UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THE PRECEDING SENTENCE AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      10.13. Severability. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      10.14. Replacement of Lost Notes. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Notes or any other Security Document which is not of public record, and , in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Notes or other Security Document and proper indemnification of the Borrower by the Lender, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof or otherwise of like tenor.

      10.15. Confidentiality. The Lender will maintain the confidentiality of any non-public information relating to the Borrower which has been identified in writing as confidential on the information itself or otherwise, including without limitation, any information obtained pursuant to Section 5.5, (the "Confidential Information") and, except as provided below, will exercise the same degree of care that the Lender exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either: (a) is in the public domain or in the knowledge or possession of the Lender when disclosed to the Lender, or becomes part of the public domain after disclosure to the Lender through no fault of the Lender; or (b) is disclosed to the Lender by a third party, provided the Lender does not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this Section shall not apply to disclosure of Confidential Information by the Lender that is, in the good faith opinion of the Lender, compelled by laws, regulations, rules, orders or legal process or proceedings or is disclosed to:
(a) any party, including a prospective participant or co-lender, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; (b) legal counsel, examiners, auditors and directors of the Lender and examiners, auditors and investigators having regulatory authority over the Lender; or (c) any party in connection with the exercise of remedies by the Lender after the occurrence of an Event of Default hereunder.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first above written.

                                          ePRESENCE, INC.


                                          By: /s/ Richard M. Spaulding
                                              -----------------------------
                                              Name:  Richard M. Spaulding
                                              Title: SVP and CFO

                                          FLEET NATIONAL BANK


                                          By: /s/ Daniel G. Head, Jr.
                                              -----------------------------
                                              Daniel G. Head, Jr.
                                              Director

                                                                      SCHEDULE 1

                            COMMITMENTS OF THE LENDER

                                  Revolving Credit
            Lender                   Commitment          Total Commitment
            ------                   ----------          ----------------

Fleet National Bank
100 Federal Street
Boston, MA 02110                     $10,000,000            $10,000,000

                                   SCHEDULE 2

Letter of Credit issued by Fleet National Bank to the Borrower on August 15, 2000, for an amount of up to $135,000.

                                                                       EXHIBIT A
                          FORM OF REVOLVING CREDIT NOTE

$10,000,000                                               Boston, Massachusetts
                                                          October [__], 2000

      FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to the order of Fleet National Bank ("Payee") at 100 Federal Street, Boston, Massachusetts 02110:

      (a) on the Revolving Credit Maturity Date, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Payee to the Borrower pursuant to the Credit Agreement of even date herewith, as amended or supplemented from time to time (the "Credit Agreement"), by and among the Borrower and the Payee; and

      (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

      This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Credit Agreement and is the Note referred to therein. The Payee and any holder hereof is entitled to the benefits and subject to the conditions of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Note is secured by the Security Documents described in the Credit Agreement.

      All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement.

      The Borrower hereby grants to the Lender, a lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them. At any time following an Event of Default, without demand or notice (any such notice being expressly waived by the Borrower), the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the undersigned even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE

THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING THE RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      The Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.

      Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of this Note, and , in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note and proper indemnification of the Borrower by the Lender, the Borrower will issue, in lieu thereof, a replacement note in the same principal amount thereof.

      If any Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

      This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

      IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the day and year first above written.

                                          ePRESENCE, INC.


                                          By:___________________________
                                              Title:

                                    EXHIBIT B

Fleet National Bank
100 Federal Street
Boston, MA 02110

            Re:   Credit Agreement Dated as of October 6, 2000
                  (the "Agreement")

Ladies and Gentlemen:

      Pursuant to Section 2.3 of the Agreement the undersigned hereby confirms its request made on ____________, ____ for a [Prime Rate] [LIBOR] Loan in the amount of $__________ on ___________, ____.

      [The Interest Period applicable to said Loan will be [one] [two] [three] [six] months.]*

      [Said Loan represents a conversion of the [Prime Rate] [LIBOR] Loan in the same amount made on .]**

      The representations and warranties contained or referred to in Section 4 of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default or Event of Default has occurred and is continuing or will result from the Loan.

                                          ePRESENCE, INC.


                                          By:___________________________
                                              Title:
-------------------
Date

*     To be inserted in any request for a LIBOR Loan.
**    To be inserted in any request for a conversion.

                                    EXHIBIT D

                        REPORT OF CHIEF FINANCIAL OFFICER

      ePresence, Inc. (the "Borrower") HEREBY CERTIFIES that:

      This Report is furnished pursuant to Section 5.1(c) of the Credit Agreement dated as of October 6, 2000 (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

      As required by Section 5.1(a) and (b) of the Agreement, consolidated financial statements of the Borrower and its Subsidiaries for the [year/quarter] ended ________________, ____ (the "Financial Statements") prepared in accordance with GAAP consistently applied accompany this Report. The Financial Statements present fairly the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments).

      The figures set forth in Schedule 1 hereto for determining compliance by the Borrower with the financial covenants contained in the Agreement are true and complete as of the date hereof.

      The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

      Set forth below is a description of any event or occurrence which rendered the representations and warranties set forth in Section 4.16 inaccurate in any material respect during the period covered by the Financial Statements:

      WITNESS my hand this ____ day of __________, ____.

                                          ePRESENCE, INC.


                                          By:___________________________
                                              Title:

--------
      * If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

                                                                SCHEDULE 1
                                                                    to
                                                                EXHIBIT D

                               FINANCIAL COVENANTS

           Covenant                  Required               Actual as of ______.
           --------                  --------

   Consolidated Net Worth   $100,000,000 plus 100% of       $___________________
                            net proceeds of
                            additional paid-in
                            capital or other equity
                            investments or the
                            proceeds of the issuance
                            and sale of any common
                            stock of Borrower plus
                            80% of Consolidated Net
                            Income for each fiscal
                            quarter beginning with
                            the fiscal quarter ended
                            June 30, 2000 minus the
                            lesser of (i) the loss
                            resulting from the
                            Borrower's current
                            Eligible Equity
                            Derivative Contract with
                            respect to Software.com
                            and (ii) $6,000,000.

   Leverage Ratio           1.00:1.00                       ____________________

   Interest Coverage        June 30, 2001 through           ____________________
   (EBITDA: Interest        September 20, 2001:2.00:1.00
   Expense for four                                         ____________________
   consecutive fiscal
   quarters)                December 31, 2001 and
                            thereafter: 3.00:1.00

   Quick Ratio              2.00:1.00

                                    EXHIBIT E

                              BORROWING BASE REPORT

                  Period Covered: ______________________________

I.    Accounts Receivable

      1.    Balance from prior period                             __________

      2.    New sales                                             __________

      3.    Collections                                           __________

      4.    Ineligible:

            (a)  more than 90 days past due     __________

            (b)  more than 90 days after
                     invoice date               __________

            (c)  over 80% ineligible            __________

            (d)  foreign                        __________

            (e)  other                          __________

                                                Total Ineligible  __________

      5.    Eligible Accounts
            (1 + 2 - 3 - 4)                                       __________

      6.    Borrowing Base Value
            (85% of 5)                                            __________

II.   Availability

      1.    Borrowing Base value of Accounts                      __________

      2.    Revolving Credit Loans
            Outstanding                                           __________

      3.    Maximum Drawing Amount of
            Letters of Credit                                     __________

      4.    Total Revolving Credit Outstandings
            (2 + 3)                                               __________

      5.    Availability (lesser of 1 or
            $10 million, minus 4)                                 __________

                                          ePRESENCE, INC.


Date:____________________                 By:___________________________
                                                  Title:

                            AMENDMENT AGREEMENT NO. 1
                               TO CREDIT AGREEMENT


      This AMENDMENT AGREEMENT NO. 1 (this "Amendment"), dated as of October 16, 2000, by and between ePresence, Inc., a Delaware corporation, ("Borrower") and FLEET NATIONAL BANK, a national banking association (the "Bank"), amends the Credit Agreement dated as of October 6, 2000 (as the same may be further amended, modified, or supplemented from time to time the "Credit Agreement"), by and between the Borrower and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

      WHEREAS, the Borrower has requested that the Bank agree to amend the Credit Agreement; and

      WHEREAS, subject to the terms and provisions hereof, the Bank is willing to do so;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, Section 7.2 of the Credit Agreement is hereby amended by adding to such Section 7.2 a new clause (iv) reading as follows:

            ", and (iv) Guarantees by Borrower of obligations of its executive officers not to exceed in the aggregate at any time outstanding an amount equal to $2,000,000."

      2. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

            a. No Violation, Enforceability, Etc. The Borrower hereby confirms that the representations of the Borrower contained in Section 4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations.

      3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Bank by the Borrower of this Amendment signed by the Borrower.

      4. Miscellaneous Provisions. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Borrower confirms and agrees that the Obligations of the Borrower to the Bank, are entitled to the benefits of the Loan Documents. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement contained in any of the Loan Documents shall be references to the Credit Agreement as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Borrower hereby confirms its obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of Sullivan & Worcester LLP.

      5. Governing Law. This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first above written.


                                    ePresence, Inc.

                                    By: /s/ Richard M. Spaulding
                                        ----------------------------------------
                                        Name: Richard M. Spaulding
                                        Title: Sr. Vice President & CFO


                                    FLEET NATIONAL BANK


                                    By: /s/ Daniel G. Head, Jr.
                                        ----------------------------------------
                                        Name: Daniel G. Head, Jr.
                                        Title: Director

                            AMENDMENT AGREEMENT NO. 2
                               TO CREDIT AGREEMENT

      This AMENDMENT AGREEMENT NO. 2 (this "Amendment"), made effective as of December 18, 2000, by and between ePRESENCE, INC., a Delaware corporation ("Borrower") and FLEET NATIONAL BANK, a national banking association (the "Bank"), amends the Credit Agreement dated as of October 6, 2000 as previously amended as of October 16, 2000 (as the same may be further amended, modified, or supplemented from time to time, the "Credit Agreement"), by and between the Borrower and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

      WHEREAS, the Borrower has requested that the Bank agree to amend the Credit Agreement in certain respects; and

      WHEREAS, subject to the terms and provisions hereof, the Bank is willing to do so;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended in the following respects:

            (a) Subsection (c) of Section 5.1 is hereby amended by adding at the end thereof the following language:

            ", which report shall also certify as to the amount of consideration that the Borrower has expanded or committed to expend in respect of Authorized Repurchase Transactions during the immediately prior fiscal quarter and cumulatively since the effective date of this Amendment."

            (b) Subsection 7.4(b)(ii) is hereby amended by adding to the end of such subsection the following language:

            "provided that the dollar limits set forth in clauses (x) and (y), above shall each be reduced on a dollar-for-dollar basis by the amount of any consideration expended by the Borrower in respect of any Authorized Repurchase Transactions (as defined below)."

            (c) Section 7.6 of the Credit Agreement is hereby amended by adding thereto a new clause (iv) reading as follows:

                  ", and (iv) the purchase, redemption, retirement or other
            acquisition of any capital stock of the Borrower, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock (an "Authorized Repurchase Transaction"), provided that (a) any such Repurchase Transaction or the program pursuant to which it is effectuated must be approved by the Board of Directors of the Borrower; (b) the amount of consideration paid by the Borrower in connection with all such Authorized Repurchase Transactions shall not exceed Ten Million Dollars ($10,000,000) in the aggregate and (c) no Authorized Repurchase Transaction may be effectuated if an Event of Default has occurred and is continuing or would otherwise arise therefrom."

      2. Representations and Warranties. The Borrower hereby confirms that the representations of the Borrower contained in Section 4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Document as amended hereby, as "Loan Documents" for the purposes of making said representations.

      3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to (a) the delivery to the Bank by the Borrower of this Amendment signed by the Borrower, and (b) the payment to the Bank by the Borrower of a processing fee in the amount of One Thousand Dollars ($1,000) which the Borrower authorizes the Bank to deduct from its demand deposit account with the Bank.

      4. Miscellaneous Provisions. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Borrower confirms and agrees that the Obligations of the Borrower to the Bank, are entitled to the benefits of the Loan Documents. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement contained in any of the Loan Documents shall be references to the Credit Agreement as amended hereby and as the same has been or may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Borrower hereby confirms its obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of Sullivan & Worcester LLP.

      5. Governing Law. This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first above written.


                                    ePRESENCE, INC.

                                    By: /s/ Richard M. Spaulding
                                        ----------------------------------------
                                        Name: Richard M. Spaulding
                                        Title: Senior Vice President & CFO


                                    FLEET NATIONAL BANK


                                    By: /s/ Daniel G. Head, Jr.
                                        ----------------------------------------
                                        Name: Daniel G. Head, Jr.
                                        Title: Director


                                       -3-